EXHIBIT 10.74

PURCHASE AND SALE AGREEMENT
Division Crossing and Halsey Crossing

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of November 29, 2010 (the “Effective Date”), by and between PDC COMMUNITY CENTERS L.L.C., a Delaware limited liability company (“Seller”), and RETAIL OPPORTUNITY INVESTMENTS CORPORATION, a Delaware corporation (“Purchaser”).  In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.           PURCHASE AND SALE.  Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser, all of Seller’s right, title and interest in and to the following property (collectively, the “Property”):

1.1           (a) those certain parcels of real estate commonly known as Division Crossing in Portland, Oregon, and legally described in attached Exhibit A-1, together with any and all hereditaments, privileges, development rights, easements, and all other rights appurtenant thereto (collectively, the “Division Land”);  and (b) that certain Ground Lease dated as of June 1, 1989, by and between Aldo Rossi, as landlord (the “Ground Lessor”), and Seller’s predecessor in interest, as tenant (the “Ground Lease”), with respect to those certain parcels of real estate commonly known as Halsey Crossing in Gresham, Oregon, and legally described in attached Exhibit A-2, together with any and all hereditaments, privileges, development rights and easements belonging thereto (collectively, the “Halsey Land”; the Division Land and the Halsey Land are collectively referred to as the “Land”);

1.2           all buildings, structures, improvements, fixtures, machinery, equipment and furnishings located on the Land (collectively, the “Improvements”; the Land and the Improvements are collectively referred to as the “Real Property”; the Division Land and the Improvements thereon are collectively referred to as the “Division Real Property” and the Halsey Land and the Improvements thereon are collectively referred to as the “Halsey Real Property”);

1.3           all leases other than the Ground Lease, occupancy agreements and license agreements affecting the Real Property or any part thereof, as of the Effective Date, together with any New Leases (as hereinafter defined) which do not require Purchaser’s consent or to which Purchaser has consented pursuant to Section 9.3.1 (the “Leases”);

1.4           all furniture, furnishings, fixtures, equipment and other tangible personal property, if any, owned by Seller, located in or on the Real Property and used solely in connection therewith (the “Tangible Personal Property”);

1.5           all maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership and operation of the Real

Property or any portion thereof (excluding contracts affecting other properties in addition to the Real Property) listed on the attached Exhibit C, together with any new contracts which do not require Purchaser’s consent or to which Purchaser consented pursuant to Section 9.3.2 (the “Service Contracts”), except as expressly set forth to the contrary in this Agreement.  Notwithstanding the foregoing, Purchaser shall be required at Closing to assume Seller’s obligations under any Service Contract that requires payment of a termination fee or that requires a notice period prior to termination;

1.6           all intangible property, permits, licenses, approvals, guarantees and warranties pertaining exclusively to the Real Property and in each case used solely in connection with the ownership and operation of the Real Property (the “Intangibles”); and

1.7           those documents, if any, set forth on Schedule 1.7 attached hereto (the “Other Agreements”).

Those documents referenced in Sections 1.3, 1.5, and 1.7 are collectively referred to in this Agreement as the “Mall Agreements”.  Notwithstanding anything set forth herein to the contrary, the term “Property” expressly excludes (i) all property owned by tenants or other users or occupants of the Real Property, (ii) all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4 below), (iii) all rights to any insurance proceeds or settlements for events occurring prior to Closing (subject to Section 5 below), (iv) all of Seller’s interest in cash, securities, lender deposits and reserves and accounts receivable (except to the extent Seller receives proration therefor), (v) financial data with respect to the Property for the period prior to the Closing (provided that Purchaser shall be entitled to copies of the same with respect to the Property), and (vi) the names “General Growth”, “GGP”, “Rouse”, and any derivation or combination thereof, and Seller shall retain all of the property and rights referenced in the foregoing clauses (ii) through (vi).  The property referenced in the foregoing clauses (i) through (vi) is referred to as the “Excluded Property.”  The Mall Agreements and the Intangibles that require third party consent to assign shall only be assigned from Seller to Purchaser in the event Seller has received the written consent from such third party prior to the Closing Date.  In the event Purchaser identifies a required consent and requests Seller to obtain the same, Seller agrees to use reasonable efforts to obtain any such identified consents; provided, however, Seller shall not be required to incur any out of pocket expense in connection with the procurement of any such consent.   In the event Seller is unable to obtain any such consent or Purchaser does not request Seller to pursue a required consent and Seller does not otherwise obtain the same, the applicable Mall Agreement or Intangible shall not be assigned to Purchaser, the exhibits to the applicable closing and conveyance documents shall be revised accordingly, and such Mall Agreement or Intangible shall be included as part of the Excluded Property.

2.           PURCHASE PRICE.  The total consideration to be paid by Purchaser to Seller for the Property is EIGHTEEN MILLION FIFTY THOUSAND and No/100 Dollars ($18,050,000.00) (the “Purchase Price”), subject to prorations and adjustments as hereinafter

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set forth.  The Purchase Price shall be allocated $11,025,000.00 to Division Real Property and $7,025,000.00 to Halsey Real Property.

2.1           Earnest Money.  Within one (1) business day after the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, 2 North LaSalle Street, Suite 1400, Chicago, Illinois 60602, Attn: Chris Cameron (“Escrow Agent”) an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Earnest Money”) to be received pursuant to the Escrow Agreement attached hereto as Exhibit D.  If Purchaser does not terminate this Agreement pursuant to Section 8.1 below, then Purchaser shall deliver to Escrow Agent an additional amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Additional Earnest Money”) within one (1) business days after the expiration of the Due Diligence Period (as defined in Section 8.1), so that the total deposit held by Escrow Agent (exclusive of interest earned thereon) shall equal One Million and No/100 Dollars ($1,000,000.00).  The Initial Earnest Money and the Additional Earnest Money, together with any interest earned thereon and net of investment costs, are referred to in this Agreement as the “Earnest Money.” The Earnest Money shall be invested as Seller and Purchaser so direct.  Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number.  Except as expressly set forth herein to the contrary, the Earnest Money shall become nonrefundable upon the expiration of the Due Diligence Period if Purchaser does not notify Seller in writing on or before the expiration of the Due Diligence Period that Purchaser elects to terminate the transaction.  Notwithstanding the prior sentence, if the transaction fails to close because of Seller’s default under this Agreement or failure of a condition precedent to Purchaser’s obligations to close, the Earnest Money shall be returned to Purchaser.  If the transaction closes in accordance with the terms of this Agreement, then Escrow Agent shall deliver the Earnest Money to Seller at Closing as payment toward the Purchase Price.  The parties shall promptly direct Escrow Agent to deliver the Earnest Money in accordance with this Agreement.

2.2           Cash Balance.  At Closing, Purchaser shall pay to Seller the Purchase Price, less the Earnest Money, plus or minus the prorations described in this Agreement (such amount, as adjusted, being referred to as the “Cash Balance”).  Purchaser shall deposit the Cash Balance into escrow with Escrow Agent, by federal funds wire transfer, so such deposit is received by Escrow Agent no later than the close of business on the business day prior to the Closing Date, to enable Escrow Agent to pay the Cash Balance to Seller by 10 a.m. Central Standard Time on the Closing Date by federal funds wire transferred to an account designated by Seller in writing, and Escrow Agent shall be jointly instructed by Seller and Purchaser to make such disbursement by such time and date.

3.           EVIDENCE OF TITLE.  Purchaser hereby acknowledges that prior to the Effective Date, Seller has delivered to Purchaser (a) those title commitments and/or policies listed on Exhibit F attached hereto (the “Existing Title Reports”) and (b) the most recent existing surveys of the Real Property in Seller’s possession, if any (the “Surveys”).

3.1           Purchaser acknowledges that prior to the Effective Date, Seller has delivered to Purchaser a commitment (the “Title Commitment”) for an ALTA Owner’s

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Title Insurance Policy with extended coverage, if available, covering Seller’s interest in and to the Division Real Property in the amount of $11,025,000, and an ALTA Leasehold Title Insurance Policy with extended coverage, if available, covering Seller’s interest in and to the Ground Lease and the Halsey Real Property in the amount of $7,025,000, each issued by Stewart Title Guaranty Company (the “Title Insurer”), naming Purchaser as the insured thereunder (the “Title Policy”).  As used herein, “Permitted Exceptions” shall mean those exceptions which are more fully described on Exhibit E attached hereto and other exceptions which become Permitted Exceptions pursuant to this Section 3.  Purchaser may, if it so elects and at its sole cost and expense, arrange for the preparation of a current survey (or updates of the Surveys) with respect to the Real Property (the “Updated Survey”), provided that the same is received prior to the expiration of the Due Diligence Period.  Purchaser shall cause copies of the Updated Survey (and any updates thereto) to be delivered to Seller concurrently with their delivery to Purchaser.  As used herein, “Title and Survey” shall mean, individually and collectively as the context may require, the Existing Title Reports, the Surveys, the Title Commitment, and the Updated Survey.

3.2           If the Title and Survey (or any update to any of the foregoing) discloses any matter which is not a Permitted Exception, Purchaser shall have until the expiration of the Due Diligence Period (the “Title Review Period”) to notify Seller in writing that it disapproves of any such matter (each a “Title Defect”); provided, however, that with respect to Liquidated Defects (as hereinafter defined), Purchaser shall be deemed to have objected to the same.  Any matter disclosed on the Title and Survey (or any update to any of the foregoing) which is not a Permitted Exception to which Purchaser does not object in the manner set forth in this Section 3.2 (other than Liquidated Defects, with respect to which Purchaser shall be deemed to have objected), shall constitute Permitted Exceptions.  Seller shall have five (5) business days after the receipt of such written notice to notify Purchaser in writing that Seller (at its sole option, except Seller shall be obligated to cure Liquidated Defects) shall, on or prior to the Closing Date, cure or remove the Title Defect or obtain an endorsement to Purchaser’s title insurance policy insuring over the Title Defect.  At Seller’s option, upon written notice to Purchaser at least three (3) business days prior to the scheduled Closing Date, the Closing Date shall be extended as necessary to afford Seller the opportunity to cure, remove or insure over any such Title Defect, but not to exceed seven (7) days’ delay.  Seller’s failure to deliver such written notice within such five (5) business day period shall be deemed Seller’s election not to cure or remove such Title Defect, except Seller shall be obligated to cure Liquidated Defects.  Notwithstanding the preceding sentence, Seller shall be obligated, at Closing, at Seller’s sole cost and expense, to cause the Title Insurer to remove from, or insure over on, the Title Policy, or bond over, any mortgage or deed of trust made by Seller, any tax liens relating to unpaid taxes owed by Seller which are due and payable, any mechanics’ liens based on a written agreement of Seller with the party which has filed such lien, and any judgment liens against Seller (collectively, “Liquidated Defects”), and Seller shall have the right at Closing to use a portion of the Purchase Price to cure and remove such Liquidated Defects.  If Seller elects not to cure or remove, or cannot cure or remove, any such Title Defect, then Seller shall have no liability to Purchaser therefor, but Purchaser may terminate this Agreement upon written notice to Seller within five (5) days after the expiration of such five (5) business day period and the

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Earnest Money will be promptly returned to Purchaser and, neither Purchaser nor Seller shall have any further rights or obligations hereunder except for those obligations which expressly survive termination; provided, however, that if Seller fails to cure and remove any Liquidated Defects, Purchaser may elect to proceed to Closing and deduct from the Purchase Price the amount necessary to cure and remove such Liquidated Defects.  If Purchaser fails to deliver such written notice within such five (5)-day period, then Purchaser shall be deemed to have agreed to take title subject to such Title Defects with no reduction in the Purchase Price (except as otherwise herein provided with respect to Liquidated Defects).  Any new matters with respect to the Property set forth in any update of the Title and Survey first received after the expiration of the Title Review Period which are not Permitted Exceptions, which were not known to Purchaser, and which would have a material, adverse effect on the use of the Property as currently operated or materially adversely impact the value or marketability of title may be objected to by Purchaser, provided that Purchaser notifies Seller within five (5) business days of Purchaser’s receipt of the applicable update that it disapproves such new matters, in which event the same shall also constitute Title Defects and Seller and Purchaser shall adhere to the same procedures set forth in this Section 3.2 with respect thereto as if such Title Defects had been raised during the Title Review Period.

4.           CLOSING.  The closing of the transaction contemplated by this Agreement (the “Closing”) shall occur on December 22, 2010, or on such other date as the parties may hereafter agree (such day being sometimes referred to as the “Closing Date”), through escrow at the Chicago office of Escrow Agent or such other location as the parties may agree; provided, however, if Seller fails to deliver to Purchaser on or before December 17, 2010, executed Tenant Estoppel Certificates (as that term is defined in Section 8.2.1) from Tenants occupying at least 60 percent of the occupied gross leasable area of the Division Real Property and 60 percent of the occupied gross leasable area of the Halsey Real Property, and the executed Ground Lease Estoppel Certificate, as that term is defined in Section 8.2.2 (collectively, the “Early Closing Condition”), then Purchaser shall have the right to extend the Closing Date (with respect to the entire Property) to January 7, 2011 by providing written notice thereof to Seller on or before December 17, 2010, in which event, the tenant estoppel percentage requirements of Section 8.2.1 shall apply.  In addition, if Seller has not obtained the Ground Lease Release (as defined in Section 8.2.2) on or before December 17, 2010, then Seller shall have the right to extend the Closing Date (with respect to the entire Property) to January 7, 2011 by providing written notice thereof to Purchaser on or before December 17, 2010.

4.1           Seller’s Closing Deliveries. At Closing, Seller shall execute or cause to be executed (as necessary) and deliver to Purchaser (either through escrow or as otherwise provided below) each of the following:

(a)           a special warranty deed or equivalent local form, substantially in the form of Exhibit G-1 attached hereto, conveying the Division Real Property to Purchaser, duly executed by Seller;

(b)           counterparts of an Assignment and Assumption of Ground Lease in the form of Exhibit G-2 attached hereto, assigning Seller’s right, title, and

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interest in, to and under the Ground Lease to Purchaser, duly executed by Seller (the “Ground Lease Assignment”);

(c)           a Quitclaim Deed for Improvements, substantially in the form of Exhibit G-3 attached hereto, quitclaiming to Purchaser all right, title, and interest of Seller in the Halsey Real Property Improvements duly executed by Seller;

(d)           counterparts of an Assignment and Assumption of Leases in the form of Exhibit S attached hereto (the “Assignment of Leases”);

(e)           counterparts of a General Assignment and Assumption of Seller’s interest in the Service Contracts, the Intangibles and the Other Agreements in the form of Exhibit T attached hereto (the “General Assignment”);

(f)           the original Tenant Estoppel Certificates, the original Seller Tenant Estoppel Certificate (if applicable), and the original Ground Lessor Estoppel Certificate, all fully executed;

(g)           a bill of sale in the form of Exhibit O attached hereto, conveying the Tangible Personal Property to Purchaser;

(h)           one original notice letter to tenants, substantially in the form attached hereto as Exhibit H;

(i)           one original notice letter to each Service Contract vendor, substantially in the form attached hereto as Exhibit I;

(j)           Seller’s certificate of non-foreign status, in the form attached hereto as Exhibit J;

(k)           counterparts of the Closing Statement (as defined in Section 4.3 below);

(l)           such transfer tax forms as are required by law, if any (“Transfer Documents”);

(m)           to the extent not addressed in clauses (e) or (f), above, one original notice letter to each party to any Mall Agreement, substantially in the form attached hereto as Exhibit R;

(n)           an affidavit of Seller as to debts and liens in form mutually acceptable to Seller and the Title Insurer which shall permit the Title Insurer to issue the Title Policy without exception for (i) any unpaid indebtedness or leases (other than Permitted Exceptions), and (ii) mechanic’s and materialman’s liens, executed by Seller; and

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(o)           such authorizing documents of Seller as shall be reasonably required by the Title Insurer to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.

The Closing Statement may be signed in facsimile or .pdf counterparts on the Closing Date.  Within five (5) business days following the Closing Date, to the extent available, Seller shall deliver to Purchaser the original (or copies, if Seller does not have originals) Mall Agreements, and all plans and specifications, licenses and permits pertaining to the Property (all of which, to the extent at the Property, shall be left at the Property, and if not at the Property, shall be delivered to such address as Purchaser may elect).

4.2           Purchaser’s Closing Deliveries.  At Closing Purchaser shall execute or cause to be executed (as necessary) and deliver or cause to be delivered to Seller each of the following:

(a)           counterparts of the Ground Lease Assignment;

(b)           counterparts of the Assignment of Leases;

(c)           counterparts of the General Assignment;

(d)           counterparts of the Closing Statement;

(e)           the Transfer Documents (if any);

(f)           the Cash Balance; and

(g)           such evidence of Purchaser’s due formation, valid existence, good standing, power, authority, authorization and due execution and delivery as the Title Insurer or Escrow Agent may reasonably request.

4.3           Closing Prorations and Adjustments.  The provisions of this Section 4.3 shall survive the Closing for a period of one (1) year.  Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the “Closing Statement”), and submit it to Purchaser for approval as far in advance of the Closing Date as commercially reasonable, but in any event, at least two (2) business days prior to the Closing Date.  The items listed below are to be equitably prorated or adjusted as of 12:01 A.M. local time at the Real Property on the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property on such day and Seller shall be deemed the owner of the Property prior to such day.

4.3.1           Taxes.  Real estate and personal property taxes and assessments and other state, county and municipal taxes (other than transfer taxes), charges and assessments (collectively, “Real Estate Taxes”) for the Current Tax Year (as hereinafter defined) shall be prorated.  The current fiscal year of the applicable taxing authority in which the Closing Date occurs is referred to in this Section 4.3.1 as the “Current Tax Year.”  Real Estate Taxes for any Current Tax Year

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shall be prorated on a per diem basis based upon the number of days in such Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in such Current Tax Year from and after the Closing Date (which shall be allocated to Purchaser).  Seller shall provide Purchaser with a credit for all Real Estate Taxes with respect to tax years prior to the Current Tax Year which are not yet due and payable, if any.  To the extent that Seller has paid, prior to Closing, Real Estate Taxes for any Current Tax Year, such Real Estate Taxes shall be prorated between Seller and Purchaser at the Closing.  If the current tax bill is not available at Closing, then the proration shall be made on the basis of the most recent ascertainable tax bill.  Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments for the Current Tax Year have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period on and before the date of Closing, and Purchaser shall pay the taxes and assessments prior to the same becoming delinquent.  Purchaser hereby indemnifies, protects, defends and holds Seller, its constituent members or partners, subsidiaries, parent companies and affiliates, and each of their respective directors, managers, trustees, officers, employees and agents, and each of their successors and assigns (the “Seller Indemnified Parties”), harmless from and against any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) that any or all of Seller or the Seller Indemnified Parties actually suffer and incur as a result of the failure by Purchaser to timely pay such taxes and assessments.

4.3.2           Rent.

(a)           Base Rent.  The “minimum” or “base” rent payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month prior to the Closing Date (which shall be allocated to Seller) and from and after the Closing Date (which shall be allocated to Purchaser).  However, there shall be no proration of any such rent which is delinquent as of the Closing Date.  Rather, Purchaser shall cause any such delinquent rent for the period prior to Closing to be remitted to Seller if, as and when collected, subject to the priorities hereinafter set forth.  All rents received by Seller (except rents received by Seller from a delinquent tenant against which Seller has commenced an action, which shall be applied against delinquent rents owed to Seller from such tenant) or Purchaser following the Closing Date shall be applied first to rents for the period following the Closing, second to rents for the month in which the Closing occurs, and third to delinquent rents for the period prior to the Closing.  At Closing, Seller shall deliver to Purchaser a schedule of all such delinquent rent.  Purchaser shall include the amount of delinquent rent in the bills submitted to the tenants in question after the Closing and shall use reasonable efforts to collect the same, provided that Purchaser shall in no

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event be required to threaten or seek termination of any Lease as a result of any such rent delinquency.  Notwithstanding anything contained herein to the contrary, Seller shall retain the right after Closing to take such actions as it elects to collect delinquent rents, provided that Seller shall not be entitled to file or threaten to file any eviction or forcible entry and unlawful detainer action against any Tenant or seek or threaten termination of any Lease in connection with any action brought by Seller with respect thereto.  Amounts received by Purchaser or Seller after Closing and owing to the other party under this Section 4.3.2(a) shall be promptly remitted to the other party.

(b)           Percentage Rent.  Overage or percentage rents (“Percentage Rents”) which are payable with respect to any period ending prior to the Closing Date or which have been accrued prior to the Closing Date shall not be apportioned as of the Closing Date.  In lieu thereof, such amounts shall be apportioned, after the Closing Date, so that the amount thereof under each of the Leases to which Seller shall be entitled, as finally determined, shall be the entire amount thereof with respect to any fiscal period ending prior to the Closing Date, and, for the applicable fiscal period in which Closing occurs, an amount which bears the same ratio to the total Percentage Rents as the number of days in such fiscal period which have elapsed prior to the Closing Date bears to the total number of days in such fiscal period.  At the Closing, Seller shall deliver to Purchaser a schedule setting forth in reasonable detail the amount of Percentage Rents collected for the portion of the applicable fiscal period through the Closing Date.  Following the Closing, Purchaser shall use reasonable efforts to collect any Percentage Rents which belong to Seller, and shall remit the same to Seller promptly upon their receipt.  All Percentage Rents collected by Seller or Purchaser with respect to the fiscal period in which Closing occurs shall be applied in the same ratio as Seller and Purchaser are entitled pursuant to this Section 4.3.2(b).  Purchaser shall promptly deliver to Seller a copy of each bill relating to Percentage Rents submitted to tenants.  Notwithstanding anything contained herein to the contrary, Seller shall retain the right after Closing to take such actions as it elects to collect delinquent rents, provided that Seller shall not be entitled to file or threaten to file any eviction or forcible entry and unlawful detainer action against any Tenant or seek or threaten termination of any Lease in connection with any action brought by Seller with respect thereto.

4.3.3           Costs Relating to New Leases.  Any tenant improvement costs, tenant inducement costs, leasing commissions or other leasing costs paid or payable pursuant to any New Lease entered into in accordance with Section 9.3.1 below, and for which Purchaser has consented in writing or is deemed to have consented in accordance with Section 9.3.1 below, shall be the responsibility of Purchaser, and to the extent Seller has paid any of the same prior to Closing, Seller shall receive a credit therefor from Purchaser at the Closing.

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4.3.4           Security Deposits.  Purchaser shall receive a credit at Closing in the amount of any unapplied cash security deposits under the Leases.  In addition, Seller shall assign and deliver to Purchaser at Closing any and all letters of credit and other instruments held by Seller as security deposits under Leases and cause such letters of credit to identify Purchaser as the named beneficiary thereunder.

4.3.5           Utilities.  Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility companies shall be prorated outside of Escrow.  If possible, utility prorations will be handled by final meter readings on the Closing Date.  If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.  After the Closing, Seller shall have the sole right to receive any refundable cash or other deposits posted by Seller or Seller’s predecessor in interest with utility companies servicing the Property, and Purchaser waives any rights with respect to such deposits.

4.3.6           Service Contracts.  Amounts due and prepayments under the Service Contracts shall be prorated.

4.3.7           Fees Payable.  License and permit fees, and similar fees and expenses of operation shall be prorated.

4.3.8           Tenant Inducement Costs and Leasing Commissions.  Purchaser shall be responsible for the payment of all of the following Tenant Inducement Costs (as hereinafter defined) and leasing commissions: (a) those specifically identified as Purchaser’s obligation on Exhibit K attached hereto; (b) those set forth in a Lease existing as of the date hereof which have not yet been paid and are not yet payable on the Effective Date and which relate to any renewal or expansion of any Lease occurring after the Effective Date; and (c) those set forth in Section 4.3.3 above (collectively, “Purchaser Commissions”).  Seller shall be responsible for the payment of all of the following Tenant Inducement Costs and leasing commissions: (i) those specifically identified as Seller’s obligation on Exhibit K; and (ii) those set forth in a Lease existing as of the date hereof which, pursuant to such Lease, are payable prior to the Closing Date or relate to the term of any Lease or the renewal or expansion of any Lease that occurred prior to the Effective Date and which are not included within Purchaser’s obligations on Exhibit K (collectively, “Seller Commissions”).  For purposes hereof, the term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, tenant allowances, lease buyout costs (other than those accruing as a result of a buyout option executed by Purchaser after the Closing Date, which buyout costs shall be Purchaser’s sole and exclusive responsibility), moving, design, refurbishment and club membership allowances, but specifically excluding legal fees or loss of income resulting from any free rental period (it being agreed that Seller shall bear the loss resulting from any free

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rental period until the date of Closing and that Purchaser shall bear such loss from and after the Closing Date).  If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to this Section 4.3.8, Seller shall be credited at Closing with an amount equal to such Tenant Inducement Costs and leasing commissions.  If, as of the date of Closing, Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible to have paid prior to the date of Closing in accordance with the provisions of this Section 4.3.8, Purchaser shall be credited at Closing with an amount equal to such Tenant Inducement Costs and leasing commissions and Purchaser shall assume the obligation to pay the same following Closing.  Seller hereby indemnifies, protects, defends and holds Purchaser, its constituent members or partners, subsidiaries, parent companies and affiliates, and each of their respective directors, managers, trustees, officers, employees and agents, and each of their successors and assigns (the “Purchaser Indemnified Parties”), harmless from and against any and all Losses that any or all of Purchaser or the Purchaser Indemnified Parties actually suffers and incurs as a result of the failure by Seller to timely pay or discharge any of the Seller Commissions (except to the extent Purchaser receives a credit therefore hereunder).  Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller Indemnified Parties harmless from and against all Losses that any or all of Seller or the Seller Indemnified Parties actually suffers or incurs as a result of the failure by Purchaser to timely pay or discharge any of the Purchaser Commissions.

4.3.9           Ground Lease.  Amounts payable by Seller under the Ground Lease shall be prorated.

4.3.10           Other Items.  All other items customarily apportioned in connection with the sale of similar properties similarly located shall be prorated.

If any item of income or expense set forth in this Section 4.3 is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available.  Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled thereto.  Seller and Purchaser hereby covenant and agree to make available to each other for review such records as are necessary to complete such reprorations.  The foregoing provisions of this Section 4.3 shall survive the Closing for a period of one (1) year.

4.4           Tenant Reimbursements.  Certain tenants under the Leases are currently paying Seller certain amounts (referred to herein as “Tenant Reimbursements”) based on Seller’s estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses (collectively, “Tenant Reimbursable Expenses”).

4.4.1           For the Calendar Year 2011 and Thereafter.  At Closing, Tenant Reimbursements payable by tenants under the Leases for the calendar month in

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which the Closing occurs shall be prorated on the basis of the number of days of such month prior to the Closing Date (which shall be allocated to Seller) and the number of days in such period including and after the Closing Date (which shall be allocated to Purchaser).  However, there shall be no proration of any such Tenant Reimbursements which are delinquent as of Closing.  Rather, Purchaser shall cause any such delinquent Tenant Reimbursements for the period prior to Closing to be remitted to Seller if, as and when collected by Purchaser, subject to the priorities hereinafter set forth.  At closing Seller shall deliver to Purchaser a schedule of all such delinquent Tenant Reimbursements.  Purchaser shall include the amount of delinquent Tenant Reimbursements in the bills submitted to the tenants in question after Closing and shall use reasonable efforts to collect the same, provided that Purchaser shall in no event be required to seek or threaten termination of any Lease as a result of any such rent delinquency.  Notwithstanding anything contained herein to the contrary, Seller shall retain the right after Closing to take such actions as it elects to collect such delinquencies, provided that Seller shall not be entitled to file or threaten to file any eviction or forcible entry and unlawful detainer action against any Tenant or seek or threaten termination of any Lease in connection with any action brought by Seller with respect thereto.  Delinquent Tenant Reimbursements received after Closing shall be allocated first to the month in which Closing occurs, second, to delinquent amounts owed to Seller and third, to delinquent amounts owed to Purchaser.

The proration of monthly Tenant Reimbursements made at the time of Closing, with respect to Tenant Reimbursements for the year of Closing, as provided above, shall be final; provided, however, such finality is not intended to affect the parties’ respective rights and obligations with respect to the collection and allocation of delinquent payments, as more fully provided above.  If the Closing occurs on or after January 1, 2011, any annual (or other periodic) reconciliations to be undertaken after Closing between the landlord and the tenants pertaining to such Tenant Reimbursements for such year shall be undertaken solely by Purchaser, as landlord, at its sole cost and expense, and Seller have no obligation to participate therein or to pay any amount due as a result of any such reconciliations, nor shall Seller have the right to collect or receive any amount collectible as a result of any such reconciliations; provided, however, that Seller shall furnish to Purchaser all information reasonably required by Purchaser to enable Purchaser to conduct such reconciliations with the tenants of the Property, including all Tenant Reimbursements collected by Seller during the year of Closing, and all expenses paid by Seller in such year to which such Tenant Reimbursements apply.

4.4.2           For 2010 and All Prior Calendar Years.  Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for 2010 and all calendar years prior to 2010.  If the amount of Tenant Reimbursements collected by Seller for such years is less than the greater of (a) the amount of Tenant Reimbursable Expenses paid by Seller for such period or (b) the amount which Seller is entitled to recover under the terms of the Leases, then Seller shall be entitled to bill such tenants and retain any such amounts due from tenants, and, at Seller’s request, Purchaser shall reasonably

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assist in such recoveries at no third party costs to Purchaser, and Seller shall have the right to take any legal action after Closing to collect such amounts, provided that Seller shall not be entitled to threaten or file any legal action to terminate or seek termination of any Lease in connection with any action brought by Seller with respect thereto.  If the amount of Tenant Reimbursements collected by Seller for such calendar year exceeds the greater of (i) the amount of Tenant Reimbursable Expenses paid by Seller with respect to such period or (ii) the amount which Seller is entitled to recover under the terms of the Leases, then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants.  In connection with the foregoing, Seller shall be permitted to make and retain copies of all leases and all billings concerning Tenant Reimbursements for such years, and Purchaser covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such Tenant Reimbursements, and to otherwise reasonably cooperate with Seller (at no third party cost to Purchaser) for the purpose of enabling Seller to adequately respond to any claim by tenants for reimbursement of Tenant Reimbursements previously paid by such tenants.  If the Closing occurs on or before December 31, 2010, then any annual (or other periodic) reconciliations to be undertaken after Closing between landlord and the tenants pertaining to Tenant Reimbursements for such year, shall be undertaken solely by Seller, as landlord, at its sole cost and expense, and Purchaser shall have no obligation to participate therein or to pay any amount due as a result of any such reconciliations, nor shall Purchaser have the right to collect or receive any amount collectible as a result of any such reconciliations; provided, however, that Purchaser shall furnish to Seller all information reasonably required by Seller to enable Seller to conduct such reconciliations with the tenants of the Property, including all Tenant Reimbursements collected by Purchaser during 2010, if any, and all expenses paid by Purchaser in such year to which such Tenant Reimbursements apply.

4.4.3           Survival.  The provisions of this Section 4.4 shall survive the Closing for a period of one (1) year.

4.5           Total Operating Expense Payments.  Certain tenants under the Leases are currently paying Seller fixed amounts each month for total operating expenses (the “TOE Payments”).  The TOE Payments payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month prior to the Closing Date (which shall be allocated to Seller) and from and after the Closing Date (which shall be allocated to Purchaser).  However, there shall be no proration of any such TOE Payment which is delinquent as of the Closing Date.  Rather, Purchaser shall cause any such delinquent TOE Payment for the period prior to Closing to be remitted to Seller if, as and when collected, subject to the priorities hereinafter set forth.  All TOE Payments received by Seller (except TOE Payments received by Seller from a delinquent tenant against which Seller has commenced an action, which shall be applied against delinquent TOE Payments owed to Seller from such tenant) or Purchaser following the Closing Date shall be applied first to TOE Payments for the period following the Closing, second to TOE Payments for the month in which the Closing occurs, and third to delinquent TOE Payments for the period prior to

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the Closing.  At Closing, Seller shall deliver to Purchaser a schedule of all such delinquent TOE Payments.  Purchaser shall include the amount of delinquent TOE Payments in the bills thereafter submitted to the tenants in question after the Closing and shall use reasonable efforts to collect the same, provided that Purchaser shall in no event be required to seek or threaten termination of any Lease as a result of any such rent delinquency.  Notwithstanding anything contained herein to the contrary, Seller shall retain the right after Closing to take such actions as it elects to collect delinquent TOE Payments, provided that Seller shall not be entitled to file or threaten to file any eviction or forcible entry and unlawful detainer action against any Tenant or seek or threaten termination of any Lease in connection with any action brought by Seller with respect thereto.  Amounts received by Seller or Purchaser after Closing and owing to the other party under this Section 4.5 shall be promptly remitted to the other party.  The provisions of this Section 4.5 shall survive the Closing for a period of one (1) year.

4.6           Reservation of Rights to Contest.  Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right to meet with governmental officials and to contest any reassessment  or assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid for any tax year prior to the Current Tax Year.  Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (and if requested by Seller from time to time, Purchaser shall assign such right to Seller pursuant to such assignments as Seller may reasonably request) and, at Seller’s request, Purchaser shall reasonably cooperate in any such proceeding at no third-party cost to Purchaser.

4.7           Transaction Costs.  Purchaser shall pay for the following closing and other transaction costs: (a) all title insurance costs and fees, including fees for the Title Commitment, the Title Policy (except for the cost of a standard ALTA owner’s title policy of insurance in the amount of the Purchase Price), endorsements and any loan policy charges, including, without limitation, any endorsements required by Purchaser’s lender, (b) all recording charges, (c) all costs incurred in connection with obtaining an Updated Survey, and (d) one-half of all escrow fees.  Seller shall pay for the cost of a standard ALTA owner’s title policy of insurance in the amount of the Purchase Price, all recording fees necessary to remove any title encumbrances other than the Permitted Exceptions, and one-half of all escrow fees.  Seller and Purchaser shall each be responsible for the fees of their respective attorneys and other professional advisors.  Purchaser shall pay all transfer and recordation taxes.  Any other transaction costs for which responsibility is not expressly set forth in this Agreement shall be paid by the party incurring such costs.

4.8           Reprorations.  Notwithstanding anything contained herein to the contrary, all reprorations contemplated by this Agreement shall be completed within one (1) year of Closing.  The provisions of this Section 4.8 shall survive the Closing for a period of one (1) year.

5.           CASUALTY LOSS AND CONDEMNATION.  If, prior to Closing, the Property, or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser.  In the event of a material loss (hereinafter defined),

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Purchaser shall have the option to terminate this Agreement by giving Seller notice within fifteen (15) days of the date of Seller’s notice of such condemnation, destruction or damage (but no later than the Closing).  If the condemnation, destruction or damage does not result in a material loss, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage.  If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive (and Seller shall assign to Purchaser) subject to the rights of the Ground Lessor under the Ground Lease any condemnation proceeds or proceeds of insurance under all policies of insurance applicable to the destruction or damage of the Property (including rent loss insurance to the extent applicable to rents which were to have been paid after the Closing), together with a credit in the amount of any deductible (and if prior to Closing Seller has incurred any costs to repair any of the same, Seller shall receive a credit from Purchaser for such costs at Closing), and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss and other similar items.  If Purchaser elects to terminate this Agreement in accordance with this Section 5, the Earnest Money shall be returned to Purchaser and this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except as otherwise provided for in this Agreement.  For purposes of this Section 5, a “material loss” means condemnation, damage or destruction that is reasonably estimated to cost or be valued at (as the case may be) more than five percent (5%) of the Purchase Price or which causes tenants that pay, in the aggregate, five percent (5%) or more of the aggregate base rent with respect to the Property, to have the right to terminate their Leases (and such right has not been waived).

6.           BROKERAGE.  Seller agrees to pay upon Closing (but not otherwise), pursuant to separate agreement, a brokerage commission due to CB RICHARD ELLIS, INC., a Delaware corporation, for services rendered in connection with the sale and purchase of the Property.  Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.

7.           DEFAULT AND REMEDIES.

7.1           Purchaser’s Remedies.  Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur due to a Seller default, then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, either (a) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, except for those obligations which expressly survive Closing, or (b) upon notice to Seller not more than sixty (60) days after the original Closing Date, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance of Seller’s obligation to convey the Property, but not damages.  Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above.

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7.2           Seller’s Remedies.  If Purchaser fails to consummate the purchase of the Property in default of its obligations hereunder, then Seller shall have the right, as its sole and exclusive remedy as a result of Purchaser’s default, to terminate this Agreement by notifying Purchaser thereof in writing, and retain the Earnest Money as liquidated damages.  In connection with the foregoing, Purchaser and Seller acknowledge and agree that the amount of damages that Seller may suffer in the event of such a failure and default by Purchaser may be difficult or impossible to ascertain, and that the amount of the Earnest Money has been mutually determined by Purchaser and Seller to be a fair and reasonable determination of such damages and, therefore, shall properly serve as liquidated damages in such circumstances.  It is agreed that if Purchaser is required to have deposited the Additional Earnest Money pursuant to this Agreement but failed to do so, Seller’s rights under this Section 7.2 shall include a right to sue Purchaser for, and Seller shall be entitled to collection of, the Additional Earnest Money as part of the Earnest Money representing damages hereunder.  The provisions of this Section 7.2 shall not limit in any manner Purchaser’s or Seller’s indemnification obligations set forth in this Agreement.

7.3           Post-Closing Remedies.  After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement (including without limitation the provisions of Section 10 hereof), have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

8.           CONDITIONS PRECEDENT.

8.1           Due Diligence Period.  Purchaser shall have until 5:00 p.m., Portland, Oregon, time on November 29, 2010 (the “Due Diligence Period”), within which to inspect the Property, obtain any necessary internal approvals to the transaction, and satisfy itself as to all matters relating to the Property, including, but not limited to, environmental, engineering, structural, financial, title and survey matters.  Seller shall use good faith efforts to deliver or make available to Purchaser in electronic form (which may be through an electronic data room) copies of any and all reports, agreements, and other documents relating to the Property reasonably requested by Purchaser to the extent in Seller’s possession or control (the “Documents”); provided, however, the Documents shall not include, and Seller shall have no obligation to make available to Purchaser, Seller’s company records, internal memoranda (including any internal evaluations of third-party reports concerning the Property), financial projections, budgets, appraisals, any agreements and documents which Seller is required to keep confidential pursuant to any agreement, accounting and tax records, communications between Seller and its attorneys, the work product of Seller’s attorneys, and similar proprietary, confidential or privileged information.  The Documents and any other due diligence materials that may be provided by Seller to Purchaser are being furnished for informational purposes only and without representation or warranty as to the accuracy or completeness of such materials.  If Purchaser determines (in its sole and absolute discretion) during the Due Diligence Period that the Property is unsuitable for its purposes for any reason, then Purchaser may terminate this Agreement by written notice to Seller given at any time prior to the expiration of the Due Diligence Period.  If Purchaser so terminates this

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Agreement, then the Earnest Money shall be returned to Purchaser, and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination of this Agreement; provided, however, that in the event at the time of such termination Purchaser has not repaired any damage caused by such inspection or kept the Property free and clear of any mechanics’ and materialmens’ liens or other liens arising out of its activities on the Property and those of its representatives, agents and contractors, then (a) an amount equal to 150% of (i) the estimated costs of such repairs, plus (ii) the amount of such liens, shall be retained by Escrow Agent from the Earnest Money, which amount shall not be disbursed to Purchaser until such time as all such damage is repaired and all such liens are released, and (b) the balance of the Earnest Money shall be returned to Purchaser.  Purchaser’s failure to so terminate this Agreement within the Due Diligence Period shall be deemed a waiver by Purchaser of the condition contained in this Section 8.1, and thereafter the Earnest Money shall not be refunded to Purchaser except pursuant to another express provision of this Agreement.  Purchaser’s right of inspection pursuant to this Section 8.1 is and shall remain subject to the rights of tenants under the Leases and other occupants and users of the Property and Purchaser shall use reasonable efforts to minimize interference with tenants and Seller’s operation of the property.  No inspection shall be undertaken without twenty-four (24) hours’ prior notice to Seller.  Seller or Seller’s representative shall have the right to be present at any or all inspections.  Neither Purchaser nor its agents or representatives shall contact any tenants or any third party to any Mall Agreement or the Ground Lessor without the prior consent of Seller (which may be withheld by Seller in its sole and absolute discretion) and Purchaser shall permit Seller to participate in any such contact.  No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Seller (which may be withheld by Seller in its sole and absolute discretion).  Only upon the completion of any inspection or test, Purchaser shall restore the Property to its condition prior to such inspection or test.  Upon Seller’s request, Purchaser shall provide Seller with copies of all third party reports or test results relating to such inspections, which obligation shall survive the termination of this Agreement.  Purchaser shall keep the Property free and clear of any mechanics’ and materialmens’ liens or other liens arising out of its activities on the Property and those of its representatives, agents and contractors, and in the event any of the foregoing are filed, Purchaser shall promptly discharge the same, which obligations shall survive any termination of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold Seller and the Seller Indemnified Parties harmless from and against any and all Losses arising out of or resulting from Purchaser’s exercise of its rights of entry upon and inspection and testing of the Property as provided for in this Section 8.1 (but excluding any matters resulting from the discovery of any pre-existing condition, except to the extent that Purchaser’s activities exacerbate any such pre-existing condition), and such indemnity shall survive the Closing and any termination of this Agreement.  Prior to entering upon the Property for purposes of performing any inspection thereof, Purchaser shall provide Seller with evidence of commercial general liability insurance, including broad form contractual liability, from such company and in such amount as Seller may reasonably request, which policy shall name each of Seller

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and General Growth Properties, Inc., as additional insureds, and shall contain a waiver of subrogation clause.

8.2           Estoppel Certificates.

8.2.1           Tenant Estoppel Certificates.  As a condition to Purchaser’s obligation to close hereunder, Purchaser shall have received at least two (2) business days before the Closing Date estoppel certificates (“Tenant Estoppel Certificates”), dated no more than forty-five (45) days prior to the originally scheduled Closing Date, from tenants of the Real Property (“Required Tenants”) occupying not less than seventy-five percent (75%) of the rented rentable square footage of the Halsey Real Property and seventy-five percent (75%) of the rented rentable square footage of the Division Real Property, unless the Early Closing Condition is satisfied or Purchaser fails to extend the Closing Date pursuant to Section 4 above (and Seller does not extend the Closing Date on account of the Ground Lease Release pursuant to Section 4 above), in which case Purchaser shall accept those Tenant Estoppel Certificates which have actually been delivered.  The Tenant Estoppel Certificates delivered to the tenants for execution shall be in the form of Exhibit L attached hereto (the “Form Tenant Estoppel Certificate”).  The Tenant Estoppel Certificates executed by tenants shall be in substantially the form of the Form Tenant Estoppel Certificate without materially adverse modification; provided, however, that a Tenant Estoppel Certificate executed by a tenant shall not be deemed an unacceptable Tenant Estoppel Certificate (and shall not be deemed adversely modified) for purposes of this Section 8.2.1 if it (a) contains the qualification by the tenant of any statement as being to its knowledge, (b) does not contain any more information than that which the tenant is required to give in any such certificate pursuant to its Lease, (c) fails to certify to Purchaser’s lender, (d) is in the form attached to such tenant’s Lease, or (e) with respect to a national tenant, is in the form typically provided by such tenant.  In the event Closing does not occur on or before January 1, 2011, and Seller is unable to provide to Purchaser the Tenant Estoppel Certificates for the Required Tenants without materially adverse modification on or before the date that is two (2) business days before the then scheduled Closing Date, Seller may, at its option, elect to execute and deliver to Purchaser certificates (individually, a “Seller Tenant Estoppel Certificate,” and, collectively, the “Seller Tenant Estoppel Certificates”), substantially in the same form as the certificate attached hereto as Exhibit M (the “Form Seller Tenant Estoppel Certificate”), covering tenants necessary so that Purchaser shall be deemed to have received, at Closing, Tenant Estoppel Certificates and Seller Tenant Estoppel Certificates with respect to the Required Tenants.  Notwithstanding anything to the contrary set forth in this Agreement, if the Early Closing Condition is satisfied (and Seller does not extend the Closing Date on account of the Ground Lease Release pursuant to Section 4 above) or if for any reason Purchaser elects for the Closing to occur prior to January 1, 2011, then Seller shall have no obligation to deliver any Seller Tenant Estoppel Certificates.  In the event that Seller elects to deliver such Seller Tenant Estoppel Certificates, each statement therein shall survive for a period terminating on the earlier to occur of (i) the date on which Purchaser has received

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an executed Tenant Estoppel Certificate signed by the tenant under the Lease in question as to matters consistent with the Seller Tenant Estoppel Certificate, or (ii) six (6) months after the Closing Date.  If Purchaser receives an estoppel certificate which contains some but not all of the matters set forth in the Tenant Estoppel Certificate (a “Partial Certificate”) and Seller provides a Seller Tenant Estoppel Certificate for such tenant, then the Seller Tenant Estoppel Certificate may omit matters contained in the Partial Certificate.  In the event that Seller does not provide to Purchaser either Tenant Estoppel Certificates or Seller Tenant Estoppel Certificates for the Required Tenants without materially adverse modification, Seller shall not be in default hereunder but Purchaser may, by written notice to Seller given on the Closing Date, either (A) elect not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement, or (B) elect to purchase the Property notwithstanding Seller’s inability to provide Tenant Estoppel Certificates or Seller Tenant Estoppel Certificates for the Required Tenants, in which event Purchaser shall be deemed to have waived the condition contained in this Section 8.2.1.  If Purchaser fails to deliver such written notice as described above on or before the then scheduled Closing Date, Purchaser shall be deemed to have elected item (B) above.  If any Tenant Estoppel Certificate contains statements confirming any of Seller’s representations or warranties set forth herein or in a Seller Tenant Estoppel Certificate, then Seller shall be deemed not to have made such representations or warranties as to such Lease.  If any Tenant Estoppel Certificate or Seller Tenant Estoppel Certificate contains statements or allegations that a default or potential default exists on the part of Seller under the Lease in question or contains information inconsistent with any representations or warranties of Seller contained in this Agreement or in a Seller Tenant Estoppel Certificate and Purchaser elects to close the purchase and sale transaction contemplated herein notwithstanding the existence of such statements, allegations or information, then such Tenant Estoppel Certificates and/or Seller Tenant Estoppel Certificates shall be deemed acceptable for purposes of this Section, notwithstanding the existence of such allegations, statements or information, and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information (including without limitation any claim for breach of a representation or warranty).

8.2.2           Ground Lessor Estoppel Certificate and Release.  As a condition to Purchaser’s obligation to close hereunder, Purchaser shall have received an estoppel certificate, dated no more than forty-five (45) days prior to the originally scheduled Closing Date, from the Ground Lessor with respect to the Ground Lease substantially in the form required by the terms of the Ground Lease; provided, however, that the same shall not be deemed unacceptable for purposes of this Section 8.2.2 if the estoppel certificate (a) contains the qualification by the Ground Lessor of any statement as being to its knowledge, (b) does not contain any more information than that which the Ground Lessor is required to give in any such certificate pursuant to the Ground Lease, or (c) fails to certify to

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Purchaser’s lender.  As a condition precedent to Seller’s obligation to close hereunder, by the Closing Date, the Ground Lessor shall have agreed in writing to release Seller from all obligations and liabilities under the Ground Lease arising on or after the Closing Date (the “Ground Lease Release”).

8.3           Accuracy of Seller’s Representations and Warranties.

8.3.1           Notwithstanding anything in this Agreement to the contrary, if (a) on the Effective Date Purchaser has actual knowledge that any of Seller’s representations or warranties set forth in this Agreement are untrue in any respect, then (i) the breach by Seller of the representations or warranties as to which Purchaser has such actual knowledge shall be deemed waived by Purchaser, (ii) Seller shall not be in default hereunder and shall have no liability to Purchaser or its successors or assigns in respect thereof, and (iii) there shall be no failure of a condition precedent as a result thereof, and (b) after the Effective Date and prior to Closing Purchaser obtains actual knowledge that any of Seller’s representations or warranties set forth in this Agreement, or any of Seller’s representations or warranties made in any documents delivered by Seller in connection with the Closing, are untrue in any material respect, then the provisions of Section 8.3.2 hereof shall apply.  For purposes of this Section 8.3.1, Purchaser shall be deemed to have or to have obtained knowledge (after the Effective Date) of any such matter or thing if such matter or thing (w) is set forth in any Mall Agreement, the Ground Lease or any other Document delivered to Purchaser, (x) was set forth in any written studies or reports furnished to or obtained by Purchaser, including, without limitation, the Title and Survey and any environmental reports, (y) was set forth in any letter, memorandum or other written communication provided to Purchaser or Purchaser’s attorneys, or (z) was otherwise within the actual knowledge of Purchaser.

8.3.2           In the event at any time prior to Closing, Seller or Purchaser obtains actual knowledge that any of the representations and warranties by Seller in this Agreement are no longer accurate in any material respect (or will not be accurate in any material respect at Closing, as the case may be) except as may result from actions taken in compliance with the provisions of this Agreement and except for those set forth in Section 8.3.1(a) hereof, such party shall promptly notify the other party by a written notice (a “Variance Notice”) and, in the Variance Notice, specify the factors rendering or likely to render such representation and warranty inaccurate (the “Variance”).  Purchaser acknowledges it shall have no right to send a Variance Notice with respect to any item covered by Section 8.3.1(a) hereof.  Within ten (10) days of delivering or receiving a Variance Notice, Seller shall deliver to Purchaser written notice whether Seller has elected to cure the underlying facts or circumstances causing the Variance (it being agreed that the failure to deliver such notice shall be deemed Seller’s election not to cure the Variance).  If Seller elects to cure the Variance, Seller will exercise reasonable efforts to effectuate the cure on or before the Closing and Closing may be delayed by Seller as necessary while it attempts to cure the same.  If Seller elects not to or ultimately fails to cure such Variance in

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a manner acceptable to Purchaser in its commercially reasonable discretion, then the provisions of Section 8.3.3 below shall be applicable.  Notwithstanding anything set forth in this Agreement to the contrary, changes in the leasing status at the Property (including without limitation defaults by tenants) shall in no event constitute a Variance or result in any representation or warranty being inaccurate in any material respect.

8.3.3           If Seller elects not to, or fails to, cure a Variance (in a manner acceptable to Purchaser in its commercially reasonable discretion), this Agreement shall (at the sole election of Purchaser exercisable by written notice to Seller delivered not later than five (5) days after notification that Seller has elected not to, or failed to, cure such Variance) be terminated, whereupon the Earnest Money shall be paid to Purchaser, Seller shall not be deemed to be in default hereunder and the parties shall have no further rights or obligations hereunder except for those rights or obligations that expressly survive a termination of this Agreement; provided, however, that notwithstanding the foregoing, Purchaser shall not have the right to terminate this Agreement due to any Variance unless and until the aggregate cost of all such Variances is in an amount greater than the Floor Amount (as defined below).  However, if Purchaser does not terminate this Agreement (or does not have the right to terminate this Agreement), the representations and warranties in this Agreement shall be deemed to be modified by the Variance, there shall be no failure of a condition precedent as a result thereof, and there shall be no adjustment to the Purchase Price.

8.3.4           Except as set forth in this Section 8.3, nothing contained in this Agreement shall limit or release any claim by Purchaser against Seller for fraud, fraudulent misrepresentation, or fraudulent concealment (collectively, a “Fraud Claim”), but only if Purchaser (a) first becomes aware, or is deemed to become aware, of such Fraud Claim after the Closing, (b) delivers written notice thereof to Seller during the Survival Period, with such notice containing a description of the specific nature of such Fraud Claim, and (c) commences an action with respect to such Fraud Claim in a court having jurisdiction within ninety (90) days after the expiration of the Survival Period.

8.4           Title Policy.  As a condition to Purchaser’s obligation to close hereunder, provided that Purchaser has complied with all requirements of the Title Insurer with respect thereto, Purchaser shall have received the Title Policy (or the Title Insurer’s irrevocable commitment to issue same) dated as of the Closing Date, in the amount of the Purchase Price, naming Purchaser as insured thereunder, subject only to the Permitted Exceptions.

8.5           Board Approval.  As a condition precedent to Seller’s obligation to close hereunder, the Board of Directors of General Growth Properties, Inc. shall have approved the transactions contemplated herein (the “Board Approval”).  In the event Seller does not obtain the Board Approval by the date which is thirty (30) days after the expiration of the Due Diligence Period, Seller shall provide written notice thereof to Purchaser, in

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which event this Agreement shall terminate, the Earnest Money shall be returned to Purchaser, Seller shall not be in default under this Agreement, Seller shall reimburse Purchaser for Purchaser’s actual out-of-pocket expenses incurred in connection with its due diligence with respect to the Property, up to a maximum of $50,000, and neither party shall have any further obligations to the other except as expressly provided otherwise in this Agreement; Seller’s reimbursement obligation under this Section 8.5 shall not be subject to any remedy or damage limitation in this Agreement, but in no event will such obligation exceed $50,000.

8.6           Waiver of Right of First Refusal.  Purchaser acknowledges that Safeway Inc. (formerly Safeway Stores, Incorporated) (“Safeway”) has a right of first refusal with respect to the sale of any property subject to the Ground Lease (the “ROFR”).  Seller has previously delivered written notice to Safeway of the terms of this Agreement, to the extent required under the Safeway Lease (the “ROFR Notice”).  As a condition precedent to Seller’s and Purchaser’s obligation to close under this Agreement with respect to the purchase and sale of the Halsey Real Property (the “Halsey Condition”), either (a) Safeway shall have declined in writing to exercise its ROFR, or (b) Safeway shall have failed to deliver written notice of its election to exercise its ROFR within thirty (30) days after its receipt of the ROFR Notice.  If the Halsey Condition has not been satisfied by the Closing Date (as it may be extended), Seller shall deliver written notice thereof to Purchaser, and thereupon:  (i) Seller shall have no obligation to sell, and Purchaser shall have no obligation to purchase, the Halsey Real Property, and all references to the Halsey Real Property shall automatically be removed from this Agreement, (ii) Seller shall not be in default under this Agreement, (iii) Seller shall reimburse Purchaser for Purchaser’s actual out-of-pocket expenses incurred in connection with its due diligence with respect to the Halsey Real Property, up to a maximum of $25,000, and (iv) Seller shall remain obligated to sell, and Purchaser shall remain obligated to purchase, the Division Real Property pursuant to the terms of this Agreement, except that the Purchase Price for the Division Real Property shall be Eleven Million Twenty-Five Thousand Dollars ($11,025,000.00); Seller’s reimbursement obligation under this Section 8.6 shall not be subject to any remedy or damage limitation in this Agreement, but in no event will such obligation exceed $25,000.

8.7           SEC Compliance.  Closing shall be subject to the following condition for the benefit of Purchaser:  On and up to the Closing Date, Seller shall have complied with any written request from Purchaser with respect to and consistent with Seller’s obligations under Section 9.3.7 below (an “SEC Request”); provided, however, Purchaser shall have no right to terminate this Agreement pursuant to this Section 8.7 unless (a) Purchaser has delivered written notice to Seller not later than 10 business days prior to the Closing Date stating that Seller has failed to comply with a previously delivered SEC Request, and (b) Seller fails to comply with such SEC Request within 5 business days after such written notice.

8.8           Condition Waiver/Termination.  If any condition set forth in this Section 8 above or elsewhere in this Agreement is not timely satisfied or waived by the party benefited by such condition, this Agreement shall terminate, the Earnest Money shall be

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promptly refunded to Purchaser, and neither party shall have any further obligations to the other except as expressly provided otherwise in this Agreement.

9.           REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1           Seller’s Representations and Warranties.  Subject to Section 9.5 below, Seller hereby represents and warrants to Purchaser as to the following matters, as of the date of this Agreement:

9.1.1           Organization and Authority.  Seller is duly organized and in good standing under the laws of the state of its organization.  Subject to obtaining Board Approval and Lender Approval, Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Property, and all action and approvals required thereunder have been duly taken and obtained.

9.1.2           No Conflict.  Subject to obtaining Board Approval, the execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller’s organizational documents.

9.1.3           Condemnation.  Seller has not received from any governmental authority any written notice of any pending or threatened condemnation of the Property or any part thereof.

9.1.4           Litigation.  Except as set forth on Exhibit N attached hereto, Seller has not been served with any material litigation which remains outstanding nor does Seller have any actual knowledge of any material threatened litigation which is still pending against Seller with respect to the ownership or operation of the Property.

9.1.5           Lists.  The list of Service Contracts attached hereto as Exhibit C and the list of Leases attached hereto as Exhibit B are materially true, correct and complete as of the Effective Date.

9.1.6           Labor Unions.  To Seller’s knowledge, there are no union agreements or collective bargaining agreements in effect covering any employees of Seller engaged in the operation or maintenance of the Property.

9.1.7           No Employees.  Seller does not directly employ any employees who work at the Property.

9.1.8           Notices/Violations.  Except as disclosed in Exhibit P, Seller has no actual knowledge of, and has not received any written notice of any material violation of any law, ordinance, order, regulation or requirement applicable to the Property which remains outstanding.

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9.1.9           Leases.  To Seller’s knowledge, except as disclosed in Exhibit Q, (a) the Leases are presently in full force and effect without any default thereunder by the applicable tenant; (b) no tenant has prepaid rent by more than thirty (30) days in advance; (c) any tenant improvements that Seller, as landlord, is obligated to complete, prior to the date hereof and pursuant to any Lease, has been completed and accepted by the applicable Tenant; and (d) no tenant has notified Seller, as landlord, in writing, of any default by Seller pursuant to a Lease that remains uncured.

9.1.10           Ground Lease.  Seller has not received any written notice from the Ground Lessor and Seller does not have actual knowledge that Seller or the Ground Lessor is in default or breach of any obligation under the Ground Lease.

9.1.11           No Bankruptcy  Except for Chapter 11 Case No. 09-11977 (ALG) In re General Growth Properties, Inc., et al., filed with the United States Bankruptcy Court Southern District of New York, Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

9.1.12           Patriot Act Compliance.  Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly, for or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  Seller is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction or this Agreement is or will be in violation of law.  Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

As used in this Agreement, phrases such as “to Seller’s knowledge” or “to the best of Seller’s knowledge” shall mean the conscious actual knowledge (as opposed to

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constructive, deemed or imputed knowledge) of or receipt of written notice by Luc A. Picotte (the “Knowledge Party”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, agent, manager, representative or employee of Seller, any property manager or any of their respective affiliates.  There shall be no duty imposed or implied to investigate, inspect or audit any such matters, and there shall be no personal liability on the part of the Knowledge Party.  Seller represents and warrants to Purchaser that the Knowledge Party is a Vice President Asset Management of Seller.

9.2           Representations Remade.  As of Closing, and subject to the provisions of Section 8.3, Seller shall be deemed to remake and restate the representations set forth in Section 9.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance which the Knowledge Party becomes aware of that would make any of Seller’s representations or warranties contained herein untrue or incorrect in any material respect (any such disclosure being referred to as a “Pre-Closing Disclosure”), which Pre-Closing Disclosures shall be subject to Section 8.3.

9.3           Seller Covenants.  Seller hereby covenants and agrees with Purchaser as to the following matters:

9.3.1           New Leases.  For purposes of this Agreement, any Lease entered into after the Effective Date, and any modification, amendment, restatement or renewal of any existing Lease entered into after such date, shall be referred to individually as a “New Lease” and collectively as the “New Leases.”  Until the Effective Date, Seller may enter into any New Leases without Purchaser’s consent, as long as Seller delivers a copy of any New Leases to Purchaser promptly upon the Effective Date.  Following the Effective Date, Seller shall not enter into any New Lease (other than an amendment, restatement, modification or renewal of any existing Lease pursuant to a right granted the tenant under such existing Lease) without Purchaser’s prior written consent, which will not be unreasonably withheld or delayed, provided Purchaser shall have the right to withhold consent in its sole discretion to any Tenant Inducement Costs in any New Lease for which Purchaser’s consent is required hereunder.  If Purchaser does not respond in writing to Seller’s request for approval or disapproval of a New Lease within five (5) business days after Purchaser’s receipt of Seller’s request, Purchaser shall be conclusively deemed to have approved of such New Lease.  Notwithstanding the foregoing, Seller shall be entitled (but shall not be obligated) to enter into New Leases with those tenants identified on Schedule 9.3.1 attached hereto in substantial conformance with the terms of such New Leases described on Seller’s due diligence website, and Purchaser shall be deemed to have approved any such New Leases; provided, however, Purchaser retains the right to approve any material deviations from the terms of such New Leases as currently set forth on Seller’s due diligence website.

9.3.2           Service Contracts.  Until the Effective Date, Seller may enter into any new Service Contracts (or cancel, modify or renew any existing Service

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Contract) without Purchaser’s consent, so long as Seller delivers notice thereof (together with a copy of any new Service Contract or modification to a Service Contract, if applicable) to Purchaser promptly after the Effective Date and in any event, at least three (3) business days prior to the termination of the Due Diligence Period.  Following the Effective Date, Seller shall not enter into any new Service Contracts, or cancel, materially modify or renew any existing Service Contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, unless such new Service Contracts are cancelable by Purchaser effective prior to the Closing Date.  If Purchaser fails to respond to Seller’s request for consent with respect to any such action within five (5) business days after receipt of Seller’s request, such consent shall be deemed given.

9.3.3           Operations.  Between the Effective Date and the Closing Date, Seller shall operate the Property in the normal course of Seller’s business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted, and subject to Section 5 above.  Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital repairs, replacements or improvements to the Property.

9.3.4           Conveyance.  Except as required with respect to the ROFR, as more fully provided in Section 8.6 above, between the Effective Date and the Closing Date, Seller shall not grant to any third party any interest or any right to acquire an interest in the Property or any part thereof or further encumber any of the Property (including, without limitation, the recording of any covenants, conditions, or restrictions against any of the Property) without the prior written approval of Purchaser, which shall not be unreasonably withheld.  Except as required with respect to the ROFR, as more fully provided in Section 8.6 above, between the Effective Date and the Closing Date, Seller shall not:  (a) enter into any agreement, formal or informal, for the sale, transfer or conveyance of the Property; or (b) solicit, negotiate or enter into any agreement, arrangement or understanding for the sale, transfer or conveyance of the Property.

9.3.5           Mall Agreements.  Until the Effective Date, Seller may amend any Mall Agreement without Purchaser’s consent, as long as Seller delivers notice thereof (together with a copy of any such amendment) to Purchaser promptly after the Effective Date.  Following the Effective Date, Seller shall not amend any of the Mall Agreements without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, except for amendments that do not have a material adverse effect on the Property.

9.3.6           Permitted Actions.  Notwithstanding anything set forth herein to the contrary (including without limitation the provisions of Sections 9.3.1 through 9.3.5 hereof), Seller shall be permitted to take the actions set forth on Schedule 9.3.6 without the same being a breach of any covenant of Seller hereunder or causing a breach of any representation or warranty hereunder.

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9.3.7           SEC Requirements.  Seller grants Purchaser the right, at Purchaser’s sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and Seller shall provide and reasonably cooperate in obtaining any and all such other data and financial information that shall be reasonably available to Seller (including, without limitation, data and information obtainable from Seller’s management agent for the Property) and as advisable in connection with fulfilling Purchaser’s disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

If Seller fails to perform any of the covenants contained in this Section 9.3 hereof and such failure has a material adverse effect on the Property, and either Purchaser receives written notice thereof from Seller pursuant to the notice provisions hereof prior to Closing or Purchaser otherwise obtains actual knowledge of such failure prior to Closing, Purchaser shall have the rights and remedies available to Purchaser under Section 7.1 hereof, and if Purchaser elects to close and consummate the transaction contemplated by this Agreement in lieu of exercising its rights and remedies under Section 7.1 hereof, then such default by Seller shall be deemed to be waived by Purchaser at the Closing, and to the extent such default by Seller is the entering into by Seller of New Leases, new Service Contracts, new Mall Agreements, or any other agreements in violation of Section 9.3.1, Section 9.3.2 or Section 9.3.5 hereof, Purchaser shall at Closing accept such agreements.

9.4           Purchaser’s Representations and Warranties.  Subject to Section 9.5 below, Purchaser represents and warrants that:

9.4.1           ERISA.  Purchaser’s rights under this Agreement, the assets it shall use to acquire the Property and, upon its acquisition by Purchaser, the Property itself, do not and shall not constitute plan assets within the meaning of 29 C.F.R. §2510.3-101, and Purchaser is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the purchase of the Property by Purchaser is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

9.4.2           Organization and Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization.  Purchaser has the power and authority to perform its obligations hereunder, and all action and approvals required therefor have been duly taken and obtained.

9.4.3           No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents, or of any laws, rules, codes, ordinances applicable to Purchaser or any agreements binding upon Purchaser.

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9.4.4           No Bankruptcy  Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

9.4.5           Patriot Act Compliance.  Neither Purchaser nor any person, group, entity or nation that Purchaser is acting, directly or indirectly, for or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  Purchaser is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law.  Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

9.5           Survival.

9.5.1           Purchaser Claims.  Purchaser’s right to enforce the representations and warranties set forth in this Agreement, subject to modifications thereto as a result of any Pre-Closing Disclosure and subject to the provisions of Sections 8.3.1, 8.3.2 and 8.3.3 above, or in any document delivered by Seller at Closing, shall survive the Closing, but only as to claims of which Purchaser notifies Seller in writing within (a) the period of time set forth in Section 8.2 as to representations and warranties in a Seller Tenant Estoppel Certificate, or (b) six (6) months after Closing with respect to those representations and warranties of Seller set forth in this Agreement or in any document delivered in connection with the transaction set forth herein, other than a Seller Tenant Estoppel Certificate (as applicable, the “Survival Period”), and not otherwise.  No claim by Purchaser following Closing for a breach of any representation or warranty of Seller set forth in this Agreement shall be actionable or payable unless written notice containing a description of the specific nature of such breach or claim shall have been given to Seller prior to the expiration of the Survival Period and an action

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shall have been commenced in a court having jurisdiction within one hundred eighty (180) days after the expiration of the Survival Period, in which case such action shall survive until fully and finally resolved.

9.5.2           Seller Claims.  Seller’s right to enforce the representations and warranties set forth in this Agreement, subject to modifications thereto as a result of any Pre-Closing Disclosure and subject to the other terms and provisions above, or in any document delivered by Purchaser at Closing, shall survive the Closing, but only as to claims of which Seller notifies Purchaser in writing within six (6) months after Closing.  No claim by Seller following Closing for a breach of any representation or warranty of Purchaser set forth in this Agreement shall be actionable or payable unless written notice containing a description of the specific nature of such breach or claim shall have been given to Purchaser prior to the expiration of such six (6) month period and an action shall have been commenced in a court having jurisdiction within one hundred eighty (180) days thereafter, in which case such action shall survive until fully and finally resolved.

10.           LIMITATION OF LIABILITY.  Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred, (a) the aggregate liability of Seller or Purchaser arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller or Purchaser (as applicable) under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Nine Hundred Thousand and No/100 Dollars ($900,000.00) (the “Liability Limitation”) and (b) no claim by Purchaser or Seller alleging a breach by the other of any representation, warranty, indemnification, covenant, or other obligation of Purchaser or Seller contained herein (or in any document executed or delivered in connection herewith) may be made, and Seller and Purchaser shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by either party against the other alleging any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of Ninety Thousand and No/100 Dollars ($90,000.00) (the “Floor Amount”), in which event, the applicable party’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above.  No constituent partner or member in or agent of Seller or Purchaser, nor any advisor, trustee, director, officer, manager, member, partner, employee, beneficiary, shareholder, participant, representative, or agent of Seller or Purchaser or any entity that is or becomes a constituent partner or member in Seller or Purchaser or an agent of Seller (including, but not limited to, General Growth Properties, Inc.) (“Seller’s Affiliates”) or Purchaser (“Purchaser’s Affiliates”)shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and Seller and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets and Purchaser’s assets, respectively, for the payment of any claim or for any performance, and Purchaser and Seller, on behalf of themselves and their successors and assigns, hereby waive any and all such personal liability.  Notwithstanding anything to the contrary contained in this

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Agreement, neither the negative capital account of any constituent partner or member in Seller or Purchaser or any entity owning an interest (directly or indirectly) in Seller or Purchaser, nor any obligation of any constituent partner or member in Seller or Purchaser or any entity owning an interest (directly or indirectly) in Seller or Purchaser to restore a negative capital account or to contribute capital to Seller or Purchaser (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller or Purchaser), shall at any time be deemed to be the property or an asset of Seller or Purchaser or any such other entity (and neither Purchaser nor Seller nor any of their successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or obligation to restore or contribute).  The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.

11.           MISCELLANEOUS.

11.1           Entire Agreement.  All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.  Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts the same in its “as is” condition subject to use, ordinary wear and tear and natural deterioration and the representations and warranties contained herein or in any conveyance documents or certifications.  Purchaser further acknowledges that, except as expressly provided in this Agreement or in any conveyance document or certification, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

11.2           Assignment.  Purchaser shall be entitled to assign its interest under this Agreement upon written notice to Seller, but without Seller’s consent, to an entity controlled by Purchaser.  Except as permitted in the prior sentence, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Seller’s prior written consent (which consent shall not be unreasonably withheld).  The transfer of a controlling equity interest in Purchaser, whether by sale, operation of law or otherwise, shall be deemed an assignment of this Agreement that requires Seller’s prior written consent (which consent may be withheld in Seller’s sole and absolute discretion).  Any assignment of this Agreement that is contrary to the provisions of this Section 11.2 shall be void.  Upon any assignment permitted hereunder, the Purchaser named herein shall remain liable to Seller for the performance of “Purchaser’s” obligations hereunder.  Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.  Notwithstanding the foregoing, except to the extent the same would be prohibited by any Mall Document or the Ground Lease, either party may assign this Agreement to a so-called “1031 intermediary” in connection with a tax deferred exchange (an “Exchange”) and each party agrees to reasonably cooperate with the other party in connection with such Exchange.

11.3           Modifications.  This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

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11.4           Time of Essence.  Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, time periods shall expire at 5:00 p.m. Pacific Time (except as may be otherwise expressly set forth herein), the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until 5:00 p.m. Pacific Time (except as may be otherwise expressly set forth herein) on the next day which is not a Saturday, Sunday, or legal holiday.

11.5           Governing Law.  This Agreement shall be governed and interpreted in accordance with the laws of the State where the Land is located.

11.6           Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by facsimile transmission with confirmed receipt, or by overnight courier (such as Federal Express), addressed as follows below.  All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery.  Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.6.

If to Seller:

c/o General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, Illinois 60606
Attention: Joel Bayer
Chief Investment Officer
Telephone: 312/960-5015
Facsimile: 312/960-5475

With a copy to:

c/o General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, Illinois 60606
Attention: Andrew P. Massmann
Vice President & Deputy General Counsel
Telephone: 312/960-2954
Facsimile: 312/960-5476

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With a copy to:

Levenfeld Pearlstein, LLC
2 North LaSalle Street, Suite 1300
Chicago, Illinois 60602
Attention: Jason P. Neumark
Telephone: 312/476-7589
Facsimile: 312/346-8434

If to Purchaser:

Retail Opportunity Investments Corp.
3 Manhattanville Road, Second Floor
Purchase, New York 10577
Attention: Richard Schoebel, COO
Telephone: 914/272-8080
Facsimile: 914/272-8088

With a copy to:

Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500
Portland, OR 97204
Attention: Kenneth S. Antell
Telephone: 503/224-6440
Facsimile: 503/224-7324

11.7           “AS IS” SALE.  ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS, THAT IT SHALL TAKE THE PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE “DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER OR ANY OF SELLER’S AFFILIATES OR REPRESENTATIVES CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS.  PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY AND THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN ANY CONVEYANCE DOCUMENT OR CERTIFICATION.  PURCHASER ACKNOWLEDGES AND

32 - Purchase and Sale Agreement

AGREES THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS ABOVE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY INCLUDING WITHOUT LIMITATION ZONING, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER (AND ANY ENTITY AFFILIATED WITH OR CLAIMING BY, THROUGH OR UNDER PURCHASER) HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER’S AFFILIATES BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY, EXCEPT FOR CLAIMS BASED UPON A BREACH OF ANY REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS.

WITHOUT LIMITATION UPON PURCHASER’S RIGHT TO RELY ON THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN OR IN ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS, PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS

33 - Purchase and Sale Agreement

CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES WITH RESPECT THERETO.  UPON CLOSING, PURCHASER (AND ANY ENTITY AFFILIATED WITH OR CLAIMING BY, THROUGH OR UNDER PURCHASER) SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER (AND ANY ENTITY AFFILIATED WITH OR CLAIMING BY, THROUGH OR UNDER PURCHASER), UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AFFILIATES) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN DESIGN OR CONSTRUCTION, OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, LIABILITIES EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT FOR BREACHES BY SELLER OF THE EXPRESS PROVISIONS OF THIS AGREEMENT OR ANY CONVEYANCE DOCUMENTS OR CERTIFICATIONS.

THE PROVISIONS OF THIS SECTION 11.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

11.8           Trial by Jury.  In any lawsuit or other proceeding initiated by Seller or Purchaser under or with respect to this Agreement, Seller and Purchaser each waive any right they may have to trial by jury.  In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.  Notwithstanding any provision of this Agreement to the contrary, the obligations and agreements of the parties under this Section 11.8 shall survive any termination of this Agreement and the Closing.

11.9           Confidentiality.  Except as may be required by law, without the prior written consent of Seller, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith or make any

34 - Purchase and Sale Agreement

public pronouncements, issue any press releases or otherwise disclose the Information (hereinafter defined) or any information regarding this Agreement, or the transactions contemplated hereby to any third party; provided, however, that the foregoing shall not be construed to prevent Purchaser from making (without the consent of, but upon notice to, Seller) any disclosure required by any applicable law or regulation or judicial process and Seller expressly consents to Purchaser’s disclosure of the material terms of this Agreement to the Federal Securities and Exchange Commission in a public record filing in the form attached as Exhibit U; provided, however, prior to making such disclosure or filing, Purchaser shall deliver to Seller a final version (with all blanks completed) of the proposed filing for Seller’s approval, which shall not be unreasonably withheld, and if Seller fails to respond within 1 business day thereafter, Seller shall be deemed to have approved such filing.  For purposes hereof, “Information” shall mean and shall be deemed to include, without limitation, the following written or oral information provided by or on behalf of Seller to Purchaser, its actual or proposed partners or lenders, and their respective agents, employees, representatives, consultants and board members (collectively, “Purchaser’s Representatives”) either prior to or following the Effective Date: (a) all documentation and/or information described in or relating to Section 1 of this Agreement, including, without limitation, Mall Agreements, Tangible Personal Property, the Ground Lease and all other information regarding the operation, ownership, maintenance, management, or occupancy of the Property; (b) the Title and Survey; and (c) any reports, tests, or studies (together with the results of such studies and tests obtained or provided by, or on behalf of, Seller).  Notwithstanding the foregoing, “Information” shall not include information that is generally known in the commercial real estate industry in the Portland, Oregon, Metropolitan Area.

Notwithstanding the foregoing, Seller’s delivery and Purchaser’s use of the Information are subject to the following terms:  Purchaser shall (i) accept and hold all Information in strict confidence in accordance with the terms of this Agreement; (ii) not copy, reproduce, distribute or disclose the Information to any third party other than Purchaser’s Representatives, except as permitted in the preceding paragraph; (iii) not use the Information for any purpose other than in connection with the transactions contemplated hereunder; and (iv) not use the Information in any manner detrimental to Seller or the Property.  Purchaser agrees to transmit the Information only to those Purchaser’s Representatives who are actively and directly participating in the evaluation of the acquisition of the Property, who are informed of and who have agreed to comply with the terms of this Section 11.9 of this Agreement and who are instructed not to make use of the Information in a manner inconsistent herewith.  Purchaser shall be responsible for any breach of the terms of this Agreement by Purchaser’ Representatives or any other person to whom the Information is communicated. Purchaser agrees to indemnify, defend and hold Seller and the Seller Indemnified Parties harmless against all Losses resulting from Purchaser’s breach of this Section 11.9, as well as any breach thereof by Purchaser’s Representatives, which indemnification shall survive the Closing or termination of this Agreement.  Upon any termination of this Agreement, Purchaser shall return all Information provided by or on behalf of Seller to Seller, which obligation shall survive any termination of this Agreement.  Notwithstanding the foregoing, upon Closing, Purchaser shall be entitled to use and disclose Information to any person or entity, as Purchaser may desire, in its sole judgment.

35 - Purchase and Sale Agreement

11.10           Reports.  If for any reason Purchaser does not consummate the Closing, then Purchaser shall be entitled to retain all third-party reports relating to the Property or any part thereof prepared at the request of Purchaser, its employees and agents, and, only upon Seller’s written request and without cost to Seller, Purchaser shall deliver copies of any or all such reports to Seller.

11.11           Reporting Person.  Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section  1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.  In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

11.12           Press Releases.  The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except as required by law or upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld or delayed by either party), except that either party may issue a press release after Closing without the consent of the other.

11.13           Counterparts.  This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.  A party hereto may deliver executed signature pages to this Agreement by facsimile transmission or by .pdf through email to any other party hereto, which facsimile or .pdf copy shall be deemed to be an original executed signature page.

11.14           Construction.  This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

11.15           Partial Invalidity.  In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

11.16           Headings.  Headings of Sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

11.17           Attorneys’ Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to

36 - Purchase and Sale Agreement

interpret or enforce any provision of this Agreement, or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its attorney, paralegal, accountant, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

11.18           No Recording.  Neither Seller nor Purchaser may record a copy of this Agreement or any memorandum hereof.

11.19           Due Diligence Agreement.  Purchaser and Seller have previously executed a certain Due Diligence Agreement with respect to the Property dated as of November 10, 2010.  In the event of any inconsistency between the terms of such Due Diligence Agreement and this Agreement, the terms of this Agreement shall control and supersede such terms in the Due Diligence Agreement which are inconsistent.

11.20           Use (Required Statutory Notice). THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.

[Signature Page to Follow]

37 - Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

SELLER:	PDC COMMUNITY CENTERS L.L.C., a Delaware limited liability company

By: /s/ Joel Bayer
Name: Joel Bayer
Authorized Signatory

PURCHASER:	RETAIL OPPORTUNITY INVESTMENTS CORPORATION, a Delaware corporation

By: /s/ Stuart Tanz
Name: Stuart Tanz
Title: CEO

38 - Purchase and Sale Agreement

LIST OF EXHIBITS:

A-1	Legal Description of Division Land
A-2	Legal Description of Halsey Land
B	List of Leases
C	List of Service Contracts
D	Escrow Agreement
E	Permitted Exceptions
F	Existing Title Reports
G-1	Form of Deed
G-2	Form of Ground Lease Assignment
G-3	Statutory Quitclaim Deed for Improvements
H	Notice to Tenants
I	Notice to Parties to Service Contracts
J	Certificate of Non-Foreign Status
K	Tenant Inducements
L	Form Tenant Estoppel Certificate
M	Form Seller Tenant Estoppel Certificate
N	List of Pending Litigation
O	Bill of Sale
P	Material Violation Disclosures
Q	Lease Matters
R	Notice to Parties to Mall Agreements
S	Assignment of Leases
T	General Assignment
U	Disclosure Form

Schedules:

1.7	Other Agreements
9.3.1	Pre-Approved New Leases

39 - Purchase and Sale Agreement

EXHIBIT A-1

LEGAL DESCRIPTION
Division Land

Parcels 1 and 3, Partition Plat No. 1992-163, in the City of Portland, County of Multnomah and State of Oregon.

1 - Exhibit A-1

EXHIBIT A-2

LEGAL DESCRIPTION
Halsey Land

PARCEL I

Lot 9, Multhauf Acres, except the North 15 feet thereof, in the City of Gresham, County of Multnomah and State of Oregon.

PARCEL II

Tract 10, Multhauf Acres, in the City of Gresham, County of Multnomah and State of Oregon.
Excepting therefrom the North 145 feet of the East 145 feet.
Further excepting therefrom the North 15 feet and the East 15 feet taken for widening of N.E. Halsey Street and N.E. 181st Avenue respectively.

PARCEL III

All of Tract 11, Multhauf Acres, in the City of Gresham, County of Multnomah and State of Oregon.
Except the South 15 feet; also except the portion in N.E. 181st Avenue.

1 - Exhibit A-2

EXHIBIT B

LIST OF LEASES

Leases by Property
Property: Halsey Crossing
	Unit	Lease Signed Date
Strip Center Inline
B&H LOCKSMITH SERVICES	01020	4/17/2008
BANK OF AMERICA	00051	11/11/2002
CURVES FOR WOMEN	01505	8/31/2009
DOTTY'S DELI	01043	8/23/2010
FASHION BUG	01519	1/7/2010
GRESHAM POSTAL EXPRESS	01511	3/25/2010
HALSEY CROSSING LAUNDROMAT	01503	2/14/2003
JOY TERIYAKI	01015	9/21/2009
NAILS FOR YOU	01040	9/13/2007
OTHER MOTHERS	01029	3/10/2010
RICHARD'S	01035	5/13/2008
SUN TANS	01025	2/3/2009
UNIQUE BUFFET CHINESE RESTAURANT	01045	4/30/2001
SAFEWAY	00011	5/1/1990
SHARI'S	00105	8/2/1990
WENDY'S	00106	12/13/1990
CLARK INSURANCE	01513	6/10/2010

Leases by Property
Property: Division Crossing
	Unit	Lease Signed Date
AUTOZONE	00103	7/1/2002
BURGERVILLE	00101	9/15/1993
BEAUTY NAILS AND TAN	01200	5/31/2007
CRICKET WIRELESS	01102	7/13/2010
DIVISION LIQUORS	01100	2/23/2009
DOTTY'S DELI	01116	8/24/2010
H20 LAUNDRY'S	01108	3/16/2004
LITTLE CAESARS PIZZA	01106	10/7/2005
RENT A CENTER	01128	5/18/2009
RICHARD'S	01112	5/13/2008
SUBWAY	01208	10/16/2002
WEIGHT WATCHERS	01124	10/18/2007
WORLD TAEKWONDO	01212	1/19/2009
RITE AID	00012	1/29/1991
SAFEWAY	00011	2/4/1991
POSTAL ANNEX

1 - Exhibit B

EXHIBIT C

LIST OF SERVICE CONTRACTS

Halsey Crossing
Parking Lot Sweeping and Maintenance Agreement dated as of July 1, 2009 between Seller and Cantel Sweeping.

Exterior Landscape Maintenance Agreement dated as of August 1, 2009 between Seller and Brickman Group Ltd.

Division Crossing
Parking Lot Sweeping and Maintenance Agreement dated as of July 1, 2009 between Seller and Cantel Sweeping.

Exterior Landscape Maintenance Agreement dated as of August 1, 2009 between Seller and Brickman Group Ltd.

1 - Exhibit C

EXHIBIT D

ESCROW AGREEMENT

EARNEST MONEY ESCROW AGREEMENT

Stewart Title Guaranty Company	ESCROW OFFICER:
2 North LaSalle, 14th Floor	Chris Cameron
Chicago, Illinois 60602	TEL: (312) 849-5887
Attn: Chris Cameron	FAX: (773) 442-0276

ESCROW NO.:  10031565

DATE:  November 29, 2010

PDC Community Centers L.L.C. (“Seller”), and Retail Opportunity Investments Corporation (“Purchaser”), are parties to that certain Purchase and Sale Agreement dated November 29, 2010 (“Agreement”).  Seller, Purchaser and Stewart Title Guaranty Company (“Escrow Agent”), are entering into this Earnest Money Escrow Agreement (“Escrow Agreement”) pursuant to Section 2.1 of the Agreement.  In the event of any inconsistency between the provisions of this Escrow Agreement and the provisions of the Agreement, the provisions of the Agreement shall control. However, the Escrow Agent may rely solely on this Escrow Agreement to administer the Deposit (as defined below).  All capitalized terms used herein and not otherwise defined shall have the same meaning as provided in the Agreement.

A.           No later than 5:00 p.m. Pacific Time on November 30, 2010, Purchaser shall deliver to Escrow Agent the sum of $500,000.00 in cash (the “Initial Deposit “) to be held by Escrow Agent in accordance with the terms of the Agreement.  In the event the Agreement is not terminated prior to the end of the Due Diligence Period, Purchaser shall within one (1) business day after the expiration of the Due Diligence Period deliver to Escrow Agent the additional sum of $500,000.00 in cash (the “Additional Deposit”) to be held by Escrow Agent in accordance with the terms of the Agreement (the Additional Deposit and Initial Deposit together with all interest accrued thereon are collectively referred to herein as the (“Deposit”).  The Deposit shall be held by Escrow Agent in an interest-bearing account until disbursed as herein provided.  Escrow Agent shall invest the Deposit as directed by Seller and Purchaser.  It is understood by the undersigned that Escrow Agent is not responsible for any loss of principal or interest which may be incurred as a result of making or redeeming this investment pursuant to the written directions of the parties to this Escrow Agreement. It is further understood by the undersigned that upon maturity of this investment, Escrow Agent shall be under no obligation to reinvest any sums without receiving subsequent written direction from Seller and Purchaser.

Escrow Agent will pay any interest accrued on the Deposit to the party entitled to the Deposit in accordance with the provisions of the Agreement.  Escrow Agent shall hold and (a) disburse or (b) deliver or return the Deposit, each as appropriate, in the following manner:

(i)	to Seller at the Closing upon consummation of the Closing (principal and interest)

1 - Exhibit D

to be credited against Purchase Price;

(ii)
to Seller or Purchaser, if such party sends to Escrow Agent written demand therefor (the party sending such demand herein referred to as the “Demanding Party”, and such other party, the “Non-Demanding Party”), stating that the Demanding Party is entitled to the Deposit pursuant to Section 7 or any other provision of the Agreement, subject to written objection by the Non-Demanding Party in accordance with Paragraph (B) below; and

(iii)
Notwithstanding anything set forth herein or in the Agreement to the contrary, in the event that Purchaser is at any time entitled to a return of the Deposit (subject to the provisions of Paragraph (B) below) but Purchaser has not repaired any damage caused by such inspection or kept the Property free and clear of any mechanics’ and materialmens’ liens or other liens arising out of its activities on the Property and those of its representatives, agents and contractors, then (a) an amount equal to 150% of (i) the estimated costs of such repairs, plus (ii) the amount of such liens, shall be retained by Escrow Agent from the Deposit, which amount shall not be disbursed to Purchaser until such time as all such damage is repaired and all such liens are released, and (b) the balance of the Deposit shall be returned to Purchaser.

B.           Upon receipt of written demand for the Deposit pursuant to clause (ii) of Paragraph (A) above, Escrow Agent shall promptly send a copy thereof to the Non-Demanding Party who shall have the right to object to the delivery of the Deposit to the Demanding Party by sending written notice of such objection to Escrow Agent within five (5) business days after Escrow Agent delivers to the Non-Demanding Party a copy of the written demand from the Demanding Party.  Such notice from the Demanding Party shall set forth the basis for objecting to the delivery of the Deposit.  Upon receipt of such objection from the Non-Demanding Party, Escrow Agent shall promptly send a copy thereof to the Demanding Party and shall refrain from sending the Deposit to the Demanding Party.

C.           In the event of any dispute between the parties regarding the Deposit, or if Escrow Agent receives contradictory instructions, Escrow Agent shall disregard all unilateral instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final unappealable judgment or a judgment of a court of competent jurisdiction for which the time to appeal has expired, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

D.           In the event Escrow Agent is uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Escrow Agreement, Escrow Agent shall refrain from taking any action other than to keep safely the Deposit until Escrow Agent is instructed otherwise in a writing signed by both Seller and Purchaser, or by a final unappealable judgment or a judgment of a court of competent jurisdiction for which the time to appeal has expired.

2 - Exhibit D

E.           Escrow Agent may rely upon, and will be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that no modification of this Escrow Agreement which purports to affect the rights, duties or obligations of Escrow Agent hereunder shall be binding upon Escrow Agent unless Escrow Agent has signed such modification.

F.           Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that Escrow Agent, prior to such resignation, identifies a replacement escrow agent (the “Replacement Escrow Agent”) who: (i) is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) signs a counterpart of this Escrow Agreement to evidence its acceptance of the appointment as Escrow Agent, (iii) receives the Deposit from Escrow Agent and acknowledges receipt thereof, and (iv) agrees to be bound by all of the provisions hereof.  If Escrow Agent resigns and no Replacement Escrow Agent is designated, Escrow Agent may deposit the Deposit with a court of competent jurisdiction.  After resigning, as described above, Escrow Agent shall have no further duties or liability hereunder.

G.           Purchaser and Seller, together, may terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination will take effect and designating a Replacement Escrow Agent, consistent with clauses (i) through (iv) of Paragraph (G) above.  After such termination, Escrow Agent will have no further duties or liability hereunder.

H.           Seller and Purchaser shall share equally the fees, costs and expenses of Escrow Agent or Replacement Escrow Agent in connection with the carrying out of its duties hereunder.

I.           Wherever under the terms and provisions of this Escrow Agreement the time for performance of a condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day.

Amendments to this Escrow Agreement that are in writing and signed by all the parties hereto or by their legal counsel shall be considered to be part of this Escrow Agreement.  The undersigned hereby agree that in lieu of any original written signature, the facsimile signature on this Escrow Agreement or any amendment hereto will constitute a valid original signature and can be relied upon for enforcement purposes.

3 - Exhibit D

Notices to Seller, Purchaser, and Escrow Agent shall be sent as follows:

If to Seller:
c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Joel Bayer
Chief Investment Officer
Telephone: (312) 960-5015
Facsimile: (312) 960-5475

- and to –

c/o General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, Illinois 60606
Attention: Andrew P. Massmann
Vice President & Deputy General Counsel
Telephone: 312/960-2954
Facsimile: 312/960-5476

- and to –

Levenfeld Pearlstein, LLC
2 North LaSalle Street, Suite 1300
Chicago, Illinois 60602
Attention: Jason P. Neumark
Telephone: 312/476-7589
Facsimile: 312/346-8434

If to Purchaser:

Retail Opportunity Investments Corp.
3 Manhattanville Road, Second Floor
Purchase, New York 10577
Attention: Richard Schoebel, COO
Telephone: 914/272-8080
Facsimile: 914/272-8088

With a copy to:

Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500
Portland, OR 97204
Attention: Kenneth S. Antell
Telephone: 503/224-6440
Facsimile: 503/224-7324

4 - Exhibit D

If to Escrow Agent:

Stewart Title Guaranty Company
2 North LaSalle Street, Suite 1400
Chicago, IL 60602
Attention: Chris Cameron
Telephone: 312/849-5887
Facsimile: 773/442-0276

Any communication, notice or demand of any kind shall be in writing and delivered by personal service (including express or courier service), by electronic communication, by facsimile (if confirmed in writing sent the same day by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested and addressed to the parties set forth above.

Any party may change its address for notice by written notice given to the other in the manner provided herein.  Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or three (3) days after being placed in the U.S. Mail, if mailed.

FOR SELLER:	FOR PURCHASER:

PDC COMMUNITY CENTERS L.L.C.	RETAIL OPPORTUNITY INVESTMENTS CORPORATION
By:_____________________________________	By:__________________________________________
Name:___________________________________	Name:________________________________________
Authorized Signatory	Its:__________________________________________

FOR ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:__________________________________________
Name:________________________________________
Its:__________________________________________

5 - Exhibit D

EXHIBIT E

PERMITTED EXCEPTIONS

1.	Acts of Purchaser, and those claiming by, through and under Purchaser.

2.	General and special taxes and assessments not yet due and payable.

3.	Rights of tenants in possession, as tenants only, under the Leases (in lieu of this Permitted Exception, actual tenants in possession to be listed on deeds and in title policy).

4.	Zoning, building, land use, and other governmental and quasi-governmental laws, codes and regulations.

5.	Water rights, claims or title to water, if applicable, unless created or suffered by Grantor.

6.	All matters set forth in the Title and Survey, except for those to which Purchaser has objected and Seller has agreed to cure in accordance with the provisions of Section 3.2.

7.	Such state of facts as would be disclosed by an ALTA survey of the Property.

8.
All other exceptions approved (or not objected to), and any other matter which the Title Insurer agrees to insure against (by endorsement or otherwise), in accordance with the provisions of Section 3.2.

9.	The Ground Lease.

10.	The ROFR.

1 - Exhibit E

EXHIBIT F

EXISTING TITLE REPORTS

1. Stewart Title’s Order No. 1006434, Preliminary Title Report dated November 12, 2010, regarding Halsey Real Property.

2. Stewart Title’s Order No. 10031565, Preliminary Title Report dated November 11, 2010, regarding Division Real Property.

1 - Exhibit F

EXHIBIT G-1

FORM OF DEED

After recording return to:

__________________________________________
__________________________________________
__________________________________________
Attention: ________________________________

Until a tax change is requested, all
tax statements shall be sent to:

__________________________________________
__________________________________________
__________________________________________

STATUTORY SPECIAL WARRANTY DEED

                 _____________________________, a(n)  __________________________  (“Grantor”), hereby conveys and specially warrants to _______________________,  a(n) ________________________ (“Grantee”), the real property and improvements located at _______________________, in the County of , and legally described as set forth in the attached Exhibit A (the “Property”), free of encumbrances created or suffered by the Grantor except as specifically set forth in the attached Exhibit B (the “Permitted Exceptions”).

The true and actual consideration for this conveyance is $__________________________.                                                                                                                                .

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11,

1 - Exhibit G-1

CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.
[Signatures on following page]

2 - Exhibit G-1

DATED: ________________, 2010.

GRANTOR:

By:
Printed Name:
Title:
Date:

STATE OF ILLINOIS                          )
) ss
County of ______________            )

The foregoing was acknowledged before me this ____ day of __________, 2010, by ____________________________ as the ________________________ of, a(n).

Notary Public for Illinois

3 - Exhibit G-1

Exhibit A

Legal Description

4 - Exhibit G-1

Exhibit B

Permitted Exceptions

5 - Exhibit G-1

EXHIBIT G-2

FORM OF GROUND LEASE ASSIGNMENT

After recording mail to: ____________________ ____________________ ____________________ ____________________ ____________________	This space reserved for Recorder's use only.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of ____________ (the “Effective Date”) by and between _______________, a __________________ (“Assignor”), and _______________, a __________________ (“Assignee”).

RECITALS:

A.           Assignor and Assignee have heretofore entered into that certain Purchase and Sale Agreement dated as of ______________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase and assume from Assignor, all of Assignor’s right, title and interest in, to and under the that certain ground lease described on Exhibit A attached hereto (the “Ground Lease”), with respect to that certain real property commonly known as ______________ and more particularly described on Exhibit B attached hereto (the “Property”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1 - Exhibit G-2

1.           Assignment.  Effective as of the Effective Date, Assignor hereby assigns, transfers, conveys and sets over to Assignee all of Assignor’s right, title and interest in, to and under the Ground Lease.

2.           Acceptance.  Assignee hereby accepts the assignment of the Ground Lease and agrees to assume, keep, perform and fulfill all liabilities and obligations of the tenant under the Ground Lease which accrue from and after the Effective Date.

3.           Exculpation of Assignor and Related Parties.  The recourse of Assignee or its successors or assigns against Assignor, and its members, managers, officers, employees, agents and representatives, with respect to any alleged breach by or on the part of Assignor of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Assignment is subject to, and shall be limited as set forth in, the Purchase Agreement (including without limitation Section 10 thereof).

4.           Assignor's Indemnity of Assignee.  Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners, and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Ground Lease committed or alleged to have been committed prior to the Effective Date.

5.           Assignee's Indemnity of Assignor.                                                                Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its members, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Ground Lease committed or alleged to have been committed on or after the Effective Date.

6.           Binding Effect.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.           No Modification.  This Assignment shall not be altered, amended or otherwise modified, except as set forth in a written document executed by the parties hereto.

8.           Governing Law.  This Assignment and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of the state where the Property is located.

9.           Attorney Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Assignment, or with respect to any dispute relating to this Assignment, the prevailing party shall be entitled to recover from the losing party its attorney, paralegal, accountant, and other expert fees, and all other fees, costs, and expenses actually incurred and

2 - Exhibit G-2

reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

10.           Entire Agreement.  Except for the Purchase Agreement, this Assignment contains the entire agreement between the parties and incorporates and supersedes all prior understandings and agreements, both written and oral, with respect to the Ground Lease.  This Assignment may only be modified by a written instrument signed by both parties.

11.           Counterparts; Facsimile and .pdf Signatures.  This Assignment may be executed in two or more counterparts, all of which shall be read together and be construed as one instrument.  In order to expedite the transaction contemplated herein, telecopied signatures or .pdf signatures sent via e-mail may be used in place of original signatures on this Assignment.  Assignor and Assignee intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the Effective Date.

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

3 - Exhibit G-2

STATE OF __________                    )
)  SS.
COUNTY OF __________                )

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that _______________, as _____________ of ________________, _____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument on behalf of the __________________, as his/her own free and voluntary act and as the free and voluntary act of ____________________, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ____ day of _____________________.

_________________________________
Notary Public
My Commission Expires:
_____________________________________

STATE OF __________                    )
)  SS.
COUNTY OF __________                )

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that _______________, as _____________ of ________________, _____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument on behalf of the __________________, as his/her own free and voluntary act and as the free and voluntary act of ____________________, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ____ day of _____________________.

_________________________________
Notary Public
My Commission Expires:
_____________________________________

This Document Prepared By:

________________________
________________________
________________________
________________________

4 - Exhibit G-2

5 - Exhibit G-2

EXHIBIT G-3

FORM OF STATUTORY QUITCLAIM DEED FOR IMPROVEMENTS

After recording return to:

Until a tax change is requested, all
tax statements shall be sent to:

STATUTORY QUITCLAIM DEED FOR IMPROVEMENTS

    _________________________, a(n) _______________________(“Grantor”), hereby releases and quitclaims to ______________, a(n) ____________________ (“Grantee”), all Grantor’s right, title, and interest in and to the improvements, structures, and buildings (the “Improvements”) on the real property located at , in the County of , and legally described as set forth in the attached Exhibit A (the “Property”).

The true and actual consideration for this conveyance is $1 and other good and valuable consideration.

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF

1 - Exhibit G-3

ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.

[Signatures on following page]

2 - Exhibit G-3

DATED: ________________, 2010.

By:
Printed Name:
Title:
Date:

STATE OF ILLINOIS                          )
) ss
County of ______________            )

The foregoing was acknowledged before me this ____ day of __________, 20___, by ____________________________ as the ________________________ of, a(n) _____________________.

Notary Public for Illinois

3 - Exhibit G-3

Exhibit A

Legal Description

4 - Exhibit G-3

Exhibit B

Permitted Exceptions

5 - Exhibit G-3

EXHIBIT H

NOTICE TO TENANTS

[Date]
Certified Mail
Return Receipt Requested

[Addressee]

RE:           [Site Address]
Change of Ownership Letter

To Whom This May Concern:

Retail Opportunity Investments Corp. is pleased to announce a change of ownership of________________.  Effective immediately, ownership of ________________ has transferred to Retail Opportunity Investments Corporation (“ROIC”).  Moving forward, ROIC is excited about the opportunity to own, manage and operate the shopping center.  More specifically, ROIC looks forward to working with ________________ during your tenancy at ________________.

My name is Richard Schoebel and I am the Chief Operating Officer of ROIC.  I can be reached directly at (914/272-8085).  I along with Austin Barsophy will be working with you during your tenancy at ________________.  Please do not hesitate to contact Austin directly at (914/272-8068) if you cannot reach me.

Please note that all future rental payments under the lease must be directed to the ROIC at:

ROIC ___________________
P.O. Box 100081
Pasadena, CA 91189-0081

All other correspondence and Legal Notices under the lease must be directed to ROIC at:

1 - Exhibit H

ROIC ___________________
c/o Retail Opportunity Investments Corp.
2nd Floor
3 Manhattanville Road
Purchase, NY 10577

Insurance Reminder: In accordance with the terms and conditions of your lease, you must provide the Landlord with a certificate of insurance in the amounts outlined in your lease. Please note, ROIC ________________________   must be shown as an additional insured.

You are further notified that any refundable security deposits or any prepaid rents under your lease have been transferred to ROIC.

ROIC is committed to working with you to make _____________________ the most successful retail project in the dynamic ______________________ .  Also, please find enclosed your Rent Statement commencing on ___________________ .  If I can be of further assistance, please do not hesitate to call.

Sincerely,

Retail Opportunity Investments Corp.

Richard K. Schoebel
Chief Operating Officer

2 - Exhibit H

EXHIBIT I

NOTICE TO PARTIES TO SERVICE CONTRACTS

______________, 201_
Re:           [NAME], [CITY], [STATE] (the “Property”)

Dear Service Provider:

This is to notify you that PDC Community Centers L.L.C. (“Owner”), has sold its interest in the property described above to _____________________, a _______________________ (“Purchaser”), and in connection therewith has assigned its interest under your service contract to Purchaser.  All notices to the owner of the Property pursuant to your service contract at the Property should be sent to Purchaser in the manner provided in the service contract to the following address:

_____________________
_____________________
_____________________
_____________________

Very truly yours,

PDC COMMUNITY CENTERS L.L.C.

By:  __________________________
Name:  ________________________
Authorized Signatory

1 - Exhibit I

EXHIBIT J

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.   _________________________________ (“GGP”), is a disregarded entity for federal tax purposes. ____________________________________ (“Transferor”), is the tax reporting entity for GGP. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies the following:

1.	Neither Transferor nor GGP is a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Code;

3.	GGP is a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Code;

4.	Transferor’s U.S. employer identification number is ________________________.

5.	Transferor’s office address is:

c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL  60606

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief, the information contained herein is true, correct and complete.

Executed as of the _______ day of ____________, 20___.

TRANSFEROR:
By:
Name:
Title:

1 - Exhibit J

EXHIBIT K

TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS

Purchaser is obligated to pay the following:  All Tenant Inducement Costs and Leasing Commissions, to the extent consistent with the prior estimates that were provided by Seller to Purchaser on or about November 23 or 24, 2010 (the “Estimates”), in connection with:

Halsey Crossing:  Dollar Tree, Sun Tans and Joy Teriyaki leases

Division Crossing:  Postal Annex and Weight Watchers leases

Any Tenant Inducement Costs or Leasing Commissions in connection with the above leases which are materially greater than those described in the Estimates shall require Purchaser’s written consent, which shall not be unreasonably withheld.

Seller is obligated to pay the following:  None

1 - Exhibit K

EXHIBIT L

FORM TENANT ESTOPPEL CERTIFICATE

General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention:  Ronald L. Gern, General Counsel

[PURCHASER]
__________________
__________________
Attention:______________

Re:           Lease described in Exhibit A (the “Lease”) between the undersigned (“Tenant”) and the Landlord named therein (“Landlord”) concerning the premises described therein (“Leased Premises”) located at the property generally described in Part C of Exhibit A (“Property”).

At the request of Landlord, made in connection with the proposed sale of the Property to the above named purchaser (“Purchaser”), the undersigned hereby certifies to Landlord and Purchaser, and any lender of Purchaser or Landlord (“Lender”), as follows:

1.           Except as shown on Part D of Exhibit A, the Lease is presently in full force and effect and the original Lease has not been amended, extended, supplemented or modified.

2.           The Lease represents the entire agreement between Tenant and Landlord with respect to the Leased Premises, the Property and the building of which the Leased Premises are a part.

3.           Except as disclosed in Part D of Exhibit A, Tenant is in sole possession of the Leased Premises and is occupying the Leased Premises and conducting business therein and Tenant has not entered into any assignment, sublease, hypothecation, leasehold mortgage or other agreement transferring or encumbering any of its interest in the Lease or the Leased Premises.

4.           The commencement and expiration dates of the Lease and certain information concerning rent provisions under the Lease, as well as the square footage of the Leased Premises, are set forth in Exhibit A.  Minimum rent, additional rent, and all other charges due under the Lease have been paid up to and including ________ 201__.  No rent or other charge or expense has been paid more than 30 days in advance of its due date.

1 - Exhibit L

5.           The amount of Tenant’s security deposit, if any, is as set forth on Part H of Exhibit A.

6.           Except as shown on Part L of Exhibit A, to the knowledge of the Tenant, Landlord has no unpaid obligations under the Lease.

7.           Except as shown on Part L of Exhibit A, neither Tenant nor, to Tenant’s best knowledge, Landlord is in default under any of the terms of the Lease, nor has any event occurred which with the passage of time or the giving of notice or both would constitute a default under the Lease.  Except as shown on Part L of Exhibit A, Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising under the Lease or in connection with the Leased Premises or the Property, and Tenant is not entitled to any concession, abatement, rebate, allowance or free or reduced rent for any period after the date hereof, except as set forth on Part L of Exhibit A.

8.           Except as shown on Part L of Exhibit A, possession of the Leased Premises has been delivered to Tenant, and Tenant has accepted the Leased Premises, occupies the Leased Premises and is open for business in the Leased Premises.  Landlord has completed all construction required by the Lease and Landlord has no current obligation to pay for any Tenant finish, leasehold improvements or other construction.  Further, all other conditions under the Lease to be performed by Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any.

9.           Except as shown on Part L of Exhibit A, to Tenant’s best knowledge and belief, all space and improvements leased by Tenant have been completed in compliance with applicable laws and Tenant has received no notice of and has no knowledge of, any violation of any governmental law or requirement with respect to the Leased Premises or its operations.

10.           Except as shown on Part G of Exhibit A, Tenant does not have any right to renew or extend the Lease, or to terminate the Lease, or to expand or lease additional space, or any option or preferential right to purchase all or any part of or interest in the Leased Premises or the building of which the Leased Premises are a part, or the Property.

11.           There are no actions pending against Tenant or any guarantor of Tenant’s obligations under the Lease pursuant to bankruptcy, insolvency or other similar laws of any jurisdiction.

12.           All of the matters set forth herein and on Exhibit A are true and correct as of the date hereof.

13.           Tenant acknowledges that Purchaser’s interest under the Lease and the rent and all other sums due thereunder will be assigned to Lender as part of the security for a loan by Lender to Purchaser.  In the event that Lender notifies Tenant of a default under the mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and all such other sums to Lender.  Tenant further acknowledges

2 - Exhibit L

that Lender, as the holder of a loan secured by the Property, may fully rely on the certifications made herein.

14.           In the event that Lender succeeds to the interest of the Landlord or any successor to Landlord then Tenant hereby agrees to attorn to and accept Lender and to recognize Lender as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an agreement of attornment reasonably satisfactory to Lender.

IN WITNESS WHEREOF, Tenant has executed this Estoppel Certificate on this ___ day of ______________, 201__.

Tenant:

By:
Its:

3 - Exhibit L

EXHIBIT M

FORM SELLER ESTOPPEL CERTIFICATE

Attention:                      ______________
Ladies and Gentlemen:

At the request of _____________ (“Purchaser”), the undersigned (“Seller”), hereby certifies to Purchaser and any party providing financing to Purchaser, as follows in connection with the proposed sale of [the ground leasehold estate in] the property commonly known as ______________ located in _____________ (the “Property”), all to the best of Seller’s knowledge:

1.           Except as shown on Part D of Exhibit A, the Lease is presently in full force and effect and the original Lease has not been amended, extended, supplemented or modified.

2.           The Lease represents the entire agreement between Tenant and Seller with respect to the Leased Premises, the Property and the building of which the Leased Premises are a part.

3.           Except as disclosed in Part D of Exhibit A, to the best of Seller’s knowledge, Tenant is in sole possession of the Leased Premises and is occupying the Leased Premises and conducting business therein and Tenant has not entered into any assignment, sublease, hypothecation, leasehold mortgage or other agreement transferring or encumbering any of its interest in the Lease or the Leased Premises.

4.           The commencement and expiration dates of the Lease and certain information concerning rent provisions under the Lease, as well as the square footage of the Leased Premises, are set forth in Exhibit A.  Minimum rent, additional rent, and all other charges due under the Lease have been paid up to and including ________ 201__.  No rent or other charge or expense has been paid more than 30 days in advance of its due date.

5.           The amount of Tenant’s security deposit, if any, is as set forth on Part H of Exhibit A.

6.           Except as shown on Part L of Exhibit A, to the best of Seller’s knowledge, Seller has no unpaid obligations under the Lease.

7.           Except as shown on Part L of Exhibit A, neither Seller nor, to the best of Seller’s knowledge, Tenant, is in default under any of the terms of the Lease, nor to the best of Seller’s knowledge has any event occurred which with the passage of time or the giving of notice or both would constitute a default under the Lease.  Except as shown on Part L of Exhibit A, to the best of Seller’s knowledge, Tenant has no claims, counterclaims, defenses or setoffs against Seller arising under the Lease or in connection with the Leased Premises or the Property, and

1 - Exhibit M

Tenant is not entitled to any concession, abatement, rebate, allowance or free or reduced rent for any period after the date hereof, except as set forth on Part L of Exhibit A.

8.           Except as shown on Part L of Exhibit A, possession of the Leased Premises has been delivered to Tenant, and to the best of Seller’s knowledge, Tenant has accepted the Leased Premises, occupies the Leased Premises and is open for business in the Leased Premises.  Seller has completed all construction required by the Lease and Seller has no current obligation to pay for any Tenant finish, leasehold improvements or other construction.  Further, all other conditions under the Lease to be performed by Seller have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any.

9.           Except as shown on Part L of Exhibit A, to the best of Seller’s knowledge, all space and improvements leased by Tenant have been completed in compliance with applicable laws and Seller has received no notice of and has no knowledge of, any violation of any governmental law or requirement with respect to the Leased Premises or its operations.

10.           Except as shown on Part G of Exhibit A, Tenant does not have any right to renew or extend the Lease, or to terminate the Lease, or to expand or lease additional space, or any option or preferential right to purchase all or any part of or interest in the Leased Premises or the building of which the Leased Premises are a part, or the Property.

11.           To the best of Seller’s knowledge, there are no actions pending against Tenant or any guarantor of Tenant’s obligations under the Lease pursuant to bankruptcy, insolvency or other similar laws of any jurisdiction.

    12.           All of the matters set forth herein and on Exhibit A are true and correct as of the date hereof.

When used herein, phrases such as “to Seller’s knowledge” or “to the best of Seller’s knowledge” shall mean the conscious actual knowledge (as opposed to constructive, deemed or imputed knowledge) of or receipt of written notice by Luc A. Picotte (the “Knowledge Party”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, agent, manager, representative or employee of Seller, any property manager or any of their respective affiliates.  There shall be no duty imposed or implied to investigate, inspect or audit any such matters, and there shall be no personal liability on the part of the Knowledge Party.

The liability of Seller hereunder shall be subject to the provisions of Section 8.2 and Section 10 of that certain Purchase and Sale Agreement dated as of _____________ by and between Seller and Purchaser.

Very truly yours,
PDC COMMUNITY CENTERS L.L.C.
By:
Name:
Authorized Signatory

2 - Exhibit M

EXHIBIT N

LIST OF PENDING LITIGATION

None.

1 - Exhibit N

EXHIBIT O

BILL OF SALE

PDC COMMUNITY CENTERS L.L.C., a Delaware limited liability company (“Seller”), in consideration of Ten and No/100 Dollars ($10.00), receipt of which is hereby acknowledged does hereby sell, assign and transfer to ___________________, a _________________ (“Purchaser”), all of Seller’s right, title and interest in, to and under the Tangible Personal Property (as defined in that certain Purchase and Sale Agreement dated as of ____________ (the “Agreement”) by and between Seller and Purchaser) relating to [the leasehold estate in] that certain real property commonly known as ____________________.  Such sale, assignment and transfer do not include any of the Excluded Property (as defined in the Agreement).

This sale, assignment and transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever except that Seller warrants that it is the owner of the Tangible Personal Property herein conveyed and such Tangible Personal Property is free and clear of liens or security interests created by Seller.  Further, any implied warranties of quality, fitness or merchantability are hereby disclaimed.

The recourse of Purchaser or its successors or assigns against Seller, and its members, managers, officers, employees, agents and representatives, with respect to any alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Bill of Sale is subject to, and shall be limited as set forth in, the Agreement (including without limitation Section 10 thereof).

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the ____ day of __________, 201__.

PDC COMMUNITY CENTERS L.L.C.
By:
Name:
Authorized Signatory

1 - Exhibit O

EXHIBIT P

MATERIAL VIOLATION DISCLOSURES

None

1 - Exhibit P

EXHIBIT Q

LEASE MATTERS

None

1 - Exhibit Q

EXHIBIT R

NOTICE TO PARTIES TO MALL AGREEMENTS

____________________, 201__

Re:           [NAME], [CITY], [STATE] (the “Property”)

This is to notify you that PDC Community Centers L.L.C. (“Owner”), has sold its interest in the property described above and in connection therewith has assigned its interest under that certain ______________ dated _______________ (the “Agreement”) to _____________________, a _______________________ (“Purchaser”).

You are further notified that any prepaid amounts under the Agreement have been transferred to Purchaser.

Commencing as of ________________________, all payments under the Agreement shall be paid to Purchaser or as Purchaser shall direct.  Please make your checks payable to Purchaser at the following address:

__________________________
__________________________
__________________________

Any written notices you desire or are required to make to under the Agreement should hereafter be sent to Purchaser at the above address.

Very truly yours,
PDC COMMUNITY CENTERS L.L.C.
By:
Name:
Authorized Signatory

1- Exhibit R

EXHIBIT S

ASSIGNMENT OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of ____________ (the “Effective Date”) by and between _______________, a __________________ (“Assignor”), and _______________, a __________________ (“Assignee”).

RECITALS:

A.           Assignor and Assignee have heretofore entered into that certain Purchase and Sale Agreement dated as of ______________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, [the leasehold estate in] that certain real property commonly known as ______________ (the “Property”).

B.           In connection with the transactions contemplated by the Purchase Agreement, Assignor has agreed to assign to Assignee all of its right, title and interest in, to and under all leases with respect to the Property, as more particularly described on the list attached hereto as Exhibit A (collectively, the “Leases”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment.  Effective as of the Effective Date, Assignor hereby assigns, transfers, conveys and sets over to Assignee all of Assignor’s right, title and interest in, to and under the Leases, including any security deposits held thereunder, but only to the extent assignable or transferable without the consent of any party.  Such assignment, transfer and conveyance do not include any of the Excluded Property (as defined in the Purchase Agreement).

2.           Acceptance.  Assignee hereby accepts the assignment of the Leases and agrees to assume, keep, perform and fulfill all liabilities and obligations of the landlord under the Leases which accrue from and after the Effective Date.

3.           Exculpation of Assignor and Related Parties.  The recourse of Assignee or its successors or assigns against Assignor, and its members, managers, officers, employees, agents and representatives, with respect to any alleged breach by or on the part of Assignor of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Assignment is subject to, and shall be limited as set forth in, the Purchase Agreement  (including without limitation Section 10 thereof).

4.           Assignor's Indemnity of Assignee.  Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners,

1 - Exhibit S

and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Leases committed or alleged to have been committed prior to the Effective Date.

5.           Assignee's Indemnity of Assignor.  Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its members, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Leases committed or alleged to have been committed on or after the Effective Date.

4.           Binding Effect.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           No Modification.  This Assignment shall not be altered, amended or otherwise modified, except as set forth in a written document executed by the parties hereto.

6.           Governing Law.  This Assignment and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of the state where the Property is located.

7.           Counterparts; Facsimile and .pdf Signatures.  This Assignment may be executed in two or more counterparts, all of which shall be read together and be construed as one instrument.  In order to expedite the transaction contemplated herein, telecopied signatures or .pdf signatures sent via e-mail may be used in place of original signatures on this Assignment.  Assignor and Assignee intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

8.           Attorney Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Assignment, or with respect to any dispute relating to this Assignment, the prevailing party shall be entitled to recover from the losing party its attorney, paralegal, accountant, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

9.           Entire Agreement.  Except for the Purchase Agreement, this Assignment contains the entire agreement between the parties and incorporates and supersedes all prior

2 - Exhibit S

understandings and agreements, both written and oral, with respect to the Leases.  This Assignment may only be modified by a written instrument signed by both parties.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the Effective Date.

[Signatures follow on next page]

3 - Exhibit S

EXHIBIT T

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made and entered into as of ___________________ (the “Effective Date”) by and between ____________________________, a ___________________ (“Assignor”), and ______________________, a ________________________ (“Assignee”).

RECITALS:

A.           Assignor and Assignee have heretofore entered into that certain Purchase and Sale Agreement dated as of ______________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, [the leasehold estate in] that certain real property commonly known as ______________ (the “Property”).

B.           In connection with the transactions contemplated by the Purchase Agreement, Assignor has agreed to assign to Assignee all of its right, title and interest, if any, in, to and under the maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership and operation of the Property or any portion thereof (excluding contracts affecting other properties in addition to the Property), as listed on Exhibit A attached hereto (collectively, the “Service Contracts”).

C.           In connection with the transactions contemplated by the Purchase Agreement, Assignor has agreed to assign to Assignee all of its right, title and interest, if any, in, to and under all intangible property, permits, licenses, approvals, guarantees and warranties benefiting or pertaining to the Property or any portion thereof (collectively, the “Intangibles”).

D.           In connection with the transactions contemplated by the Purchase Agreement, Assignor has agreed to assign all of its right, title and interest, if any and to the extent assignable, in, to and under those documents listed on Exhibit B attached hereto (collectively, the “Other Agreements”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.           Assignment.  Effective as of the Effective Date, Assignor hereby assigns, transfers, conveys and sets over to Assignee all of Assignor’s right, title and interest, if any, in, to and under the Service Contracts, Intangibles and the Other Agreements, but only to the extent assignable or transferable without the consent of any party.  Such assignment, transfer and conveyance do not include any of the Excluded Property (as defined in the Purchase Agreement).

1 - Exhibit T

2.           Acceptance.  Assignee hereby accepts the assignment of the Service Contracts, Intangibles and the Other Agreements, and agrees to assume, keep, perform and fulfill all liabilities and obligations of Assignor which accrue under the Service Contracts, Intangibles and the Other Agreements from and after the Effective Date.

3.           Exculpation of Assignor and Related Parties.  The recourse of Assignee or its successors or assigns against Assignor, and its members, managers, officers, employees, agents and representatives, with respect to any alleged breach by or on the part of Assignor of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Assignment is subject to, and shall be limited as set forth in, the Purchase Agreement (including without limitation Section 10 thereof).

4.           Assignee's Indemnity of Assignor.  Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its members, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Service Contracts, Intangibles and Other Agreements, committed or alleged to have been committed on or after the Effective Date.

5.           Assignor's Indemnity of Assignee.  Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners, and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to the Service Contracts, Intangibles and Other Agreements, committed or alleged to have been committed prior to the Effective Date.

6.           Binding Affect.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.           No Modification.  This Assignment shall not be altered, amended or otherwise modified, except as set forth in a written document executed by the parties hereto.

8.           Governing Law.  This Assignment and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of the state where the Property is located.

9.           Counterparts; Facsimile and .pdf Signatures.  This Assignment may be executed in two or more counterparts, all of which shall be read together and be construed as one instrument.  In order to expedite the transaction contemplated herein, telecopied signatures or .pdf signatures sent via e-mail may be used in place of original signatures on this Assignment.  Assignor and Assignee intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

2 - Exhibit T

10.           Attorney Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Assignment, or with respect to any dispute relating to this Assignment, the prevailing party shall be entitled to recover from the losing party its attorney, paralegal, accountant, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

11.           Entire Agreement.  Except for the Purchase Agreement, this Assignment contains the entire agreement between the parties and incorporates and supersedes all prior understandings and agreements, both written and oral, with respect to the Service Contracts, Intangibles and Other Agreements.  This Assignment may only be modified by a written instrument signed by both parties.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the Effective Date.

[Signatures follow on next page]

3 - Exhibit T

EXHIBIT U

DISCLOSURE FORM

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November [•], 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)
Registrant’s telephone number, including area code: (914) 272-8080
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 - Exhibit U

Item 1.01  Entry into a Material Definitive Agreement.

On November [•], 2010, Retail Opportunity Investments Corp.  ( the “Company”) entered into an agreement for purchase and sale agreement (the “Purchase Agreement”) with PDC Community Centers L.L.C. (the “Seller”) to acquire (i) certain parcels of real estate commonly known as Division Crossing located in Portland, Oregon (the “Division Property”) and (ii) a ground lease, by and between Aldo Rossi, as landlord (the “Ground Lessor”), and the Seller’s predecessor in interest, as tenant, with respect to certain parcels of real estate commonly known as Halsey Crossing in Gresham, Oregon (the “Halsey Property” and, together with the Division Property, the “Property”) for an aggregate purchase price of $18.05 million, of which $11.025 million is allocated to the Division Property and $7.025 is allocated to the Halsey Property. The ground lease relating to the Halsey Property expires on June 1, 2069. There is an annual minimum ground lease rent equal to $200,000 per annum and 20% of the net operating income realized from the Halsey Property which is in excess of $325,000. [In addition, the ground lease requires that the ground lessee shall also pay to the Ground Lessor as bonus rent 25% of all sales in excess of $36,000,000 per annum which are made from the Safeway Inc. store [located at the Halsey Property].

The Division Property is a [grocery-anchored neighborhood shopping center] of approximately [•] square feet that is anchored by [•].  It is currently [•]% leased.  The Division Property is located in an area with approximately [•] people within a five mile radius, with an average household income of approximately $[•].

The Halsey Property is a [grocery-anchored neighborhood shopping center] of approximately [•] square feet that is anchored by [•].  It is currently [•]% leased.  The Halsey Property is located in an area with approximately [•] people within a five mile radius, with an average household income of approximately $[•].

The Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Property remains subject to closing conditions, including approval of the transaction by the Board of Directors of the parent company of the Seller, an estoppel certificate and release from the Ground Lessor and, with respect to the Company’s obligation to purchase the Halsey Property, the waiver of a tenant’s right of first refusal with respect to such property.  The Company has paid to the Seller an earnest money deposit of $1,000,000, which is nonrefundable except under certain circumstances, such as if the transaction fails to close due to a Seller default under the Purchase Agreement or failure of a condition precedent to the Company’s obligation to close.

A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Form 10-K filed for the period ending December 31, 2010.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

2 - Exhibit U

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: November [•], 2010	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer

3 - Exhibit U

SCHEDULE 1.7

OTHER AGREEMENTS

None

1 - Exhibit U

SCHEDULE 9.3.1

PRE-APPROVED NEW LEASES

Halsey Crossing
Dollar Tree
Sun Tans
Joy Teriyaki
McCoy Christmas Tree Lot

Division Crossing
Postal Annex
Weight Watchers
McCoy Christmas Tree Lot

1 - Schedule 1.7